                                                                    EXHIBIT 99.B




                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                              GOLD DUST MOTEL, INC.
                                JOHN E. CAVANAUGH

                                       AND

                         BLACK HAWK GAMING & DEVELOPMENT
                                  COMPANY, INC.






                                 JANUARY 7, 2000


                               TABLE OF CONTENTS

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                                                                                                                Page
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
RECITALS .........................................................................................................1

1.       DEFINITIONS..............................................................................................1

2.       PURCHASE AND SALE........................................................................................9
         2.1      PURCHASED ASSETS................................................................................9
         2.2      ASSET EXCEPTIONS................................................................................9
         2.3      BUYER ASSUMPTIONS AND INDEMNITIES...............................................................9
         2.4      SELLERS' INDEMNITIES............................................................................9
         2.5      PURCHASE PRICE.................................................................................10
         2.6      PAYMENT........................................................................................10
         2.7      EXISTING SECURED LOANS.........................................................................10
         2.8      ADJUSTMENTS AND PRORATIONS.....................................................................10

3.       INVESTIGATIONS..........................................................................................12

4.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS....................................................15

5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER......................................................29

6.       CONDITIONS PRECEDENT TO CLOSING.........................................................................31

7.       COVENANTS OF SELLERS....................................................................................35

8.       SELLERS' CLOSING DOCUMENTS..............................................................................37

9.       BUYER'S CLOSING DOCUMENTS...............................................................................38

10.      CONFIDENTIALITY.........................................................................................39

11.      OTHER COVENANTS OF THE BUYER AND SELLERS................................................................40

12.      CLOSING; CLOSING DATE...................................................................................43

13.      LOSS BY FIRE, OTHER CASUALTY OR CONDEMNATION............................................................43

14.      TERMINATION AND EXTENSIONS..............................................................................45

15.      INDEMNIFICATIONS........................................................................................48

16.      BROKERS.................................................................................................51

17.      MISCELLANEOUS...........................................................................................51


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                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made this 7th day of January, 2000, by and between Gold Dust Motel, Inc., a Nevada corporation doing business as Gold Dust West ("Company") and John E. Cavanaugh, an individual ("Shareholder"), collectively "Sellers," and Black Hawk Gaming & Development Company, Inc., a Colorado corporation ("Buyer").

                                    RECITALS

         A. In this Agreement all capitalized words and terms shall have the respective meanings and be construed as provided in Section 1 and shall be deemed to incorporate those words and terms as a part of this Agreement in the same manner and with the same effect as if they were fully set forth.

         B. Shareholder is the owner of the Cavanaugh Property and Lessee of the Piazzo Property, all of which he leases to Company pursuant to the terms of the Cavanaugh Lease.

         C. Buyer desires to buy the Purchased Assets and Sellers agree to sell to Buyer the Purchased Assets on the terms and for the considerations set forth in this Agreement.

         IN CONSIDERATION OF THE FOREGOING RECITALS and of the mutual considerations, covenants and agreements provided below, the Sellers and the Buyer agree as follows:

1.       DEFINITIONS.

         For the purpose of this Agreement each of the following terms shall have the meanings specified with respect thereto, unless a different meaning clearly appears from the context:

         1.1 "Assignment of Equipment Leases and Contracts" shall mean the assignment of the executed leases and purchase contracts pertaining to certain of the FF&E of the Motel/Casino Facility to be executed by Company or the Shareholder, as appropriate, and delivered to Buyer on the Closing Date under the terms of which the Company or the Shareholder, as appropriate, assigns these agreements to Buyer, a copy of which is attached as Exhibit 1.

         1.2 "Assignment of Piazzo Lease" shall mean the Assignment of Piazzo Lease to be executed by Shareholder and delivered to Buyer on the Closing Date under the terms of which the Shareholder assigns, transfers, sets over, sells and conveys to Buyer all of his right, title and interest in and to the Piazzo Lease and the Piazzo Trust substitutes Buyer for Shareholder and releases Shareholder from all further liability, a copy of which is attached as Exhibit 2.

         1.3 "Assignment of Sierra Development Operating Lease" shall mean the Assignment of the Sierra Development Operating Lease to be executed by Company and delivered to Buyer on the Closing Date under the terms of which the Company assigns the Sierra Development Operating Lease to Buyer, with the consent of the tenant thereto, if required, a copy of which is attached as Exhibit 3.

         1.4 "Assignment of Tradenames" shall mean the Assignment of Tradenames, Trademarks and Servicemarks to be executed by Sellers and delivered to Buyer on the Closing Date under the terms of which Sellers assign, transfer, set over and convey to Buyer all of their right, title and interest in and to all tradenames, trademarks and servicemarks and all goodwill associated therewith and any and all state and federal applications and registrations used in connection with or relating to the Motel/Casino Operation. A copy of the Assignment of Tradenames is attached as Exhibit 4.

         1.5 "Assignment of Warehouse Lease" shall mean assignment of the Warehouse Lease to be executed by Company and delivered to Buyer on the Closing Date under the terms of which Company assigns the Warehouse Lease to Buyer, a copy of which is attached as Exhibit 5.

         1.6 "Bankroll Funds" shall mean all Cash, including without limitation, all cash in cashier's cages, vaults, cash registers, Gaming Devices (as defined in NRS 463.0155), and associated equipment (as defined in NRS 463.0136) and bankroll held on the Premises as of the Transfer which are used in connection with the Motel/Casino Operation, less:

                  (a) the percentage owned by vendors participating in revenues;

                  (b) all progressive slot liabilities (less resets); and

                  (c) the aggregate amount of slot fills (loads) equal to $80 for all nickel machines and $200 for all quarter machines.

         1.7 "Buyer" shall mean Black Hawk Gaming & Development Company, Inc., a Colorado corporation or any assignee thereof which must be a Subsidiary.

         1.8 "Buyer Assumed Liabilities" shall mean the liabilities to be assumed by Buyer on the Closing Date more particularly described on the Schedule of Buyer Assumed Liabilities attached as Exhibit 6.

         1.9 "Buyer Assumption and Indemnity Agreement" shall mean the agreement under which Buyer assumes the Buyer Assumed Liabilities and further indemnifies and holds Company and Shareholder harmless from any and all duties, obligations and liabilities existing as of the Transfer and all duties, obligations and liabilities which may thereafter arise relating to or on account of the Buyer Assumed Liabilities, a copy of which Buyer Assumption and Indemnity Agreement is attached as Exhibit 7.



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         1.10 "Buyer's Closing Documents" shall mean the agreements and documents set forth in Section 9 below, each of which is to be executed by Buyer and/or delivered to Sellers on the Closing Date and all other consents, certificates, documents and instruments to be delivered by Buyer pursuant to the terms of this Agreement.

         1.11 "Cash" shall mean, when used in connection with any Person, all monetary and other items owned by that Person that are treated as cash in accordance with GAAP, consistently applied.

         1.12     "Cavanaugh" shall mean John E. Cavanaugh, a married man.

         1.13     "Cavanaugh Lease" shall mean a collective reference to:

                  (a) the Lease dated February 25, 1998 by and between Cavanaugh, as lessor, and Company, as lessee, pursuant to which, among other things, Cavanaugh subleases the Piazzo Property to Company, record notice of which is granted pursuant to that certain Amended and Restated Memorandum of Lease which is recorded in the Official Records of Washoe County, Nevada on March 30, 1998, in Book 5183 at Page 924 as Document No. 2194305. This Lease covers Parcel 1.

                  (b) the Lease dated May 3, 1976 (the "Original Motel Lease"), by and between Cavanaugh Properties, a general partnership, as lessor, and Company, as lessee, as modified by: (i) Addendum to lease executed by Company and Cavanaugh Properties dated May 2, 1997 (with the interest of Cavanaugh Properties as lessor under the Original Motel Lease, as so modified, having been assigned to John E. Cavanaugh and Barbara A. Cavanaugh pursuant to an Assignment executed by Cavanaugh Property on August 15, 1977; (ii) the Second Addendum to lease executed by Company and by John E. Cavanaugh and Barbara A. Cavanaugh dated June 30, 1981; and (iii) the Third Addendum to Lease executed by Company and by John E. Cavanaugh and Barbara A. Cavanaugh dated October 28, 1982; with record notice of the Original Motel Lease, as so modified, having been granted pursuant to the Memorandum of Lease which was recorded in the Official Records of Washoe County, Nevada on August 23, 1989 in Book 2954 at Page 312 as Document No. 1345095; and with the interest of Barbara A. Cavanaugh, as a lessor under the Original Motel Lease, as so modified, having been conveyed to Cavanaugh pursuant to that certain Deed which was recorded in the Official Records of Washoe County, Nevada on March 16, 1995 in Book 4264 at Page 857 as Document No. 1878541; all pursuant to which Cavanaugh leases to Company Parcels 2 and 3 of the Premises set forth on Exhibit 14 attached;



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                  (c) the Lease dated March 30, 1998, by and between Cavanaugh, as lessor, and Company, as lessee, record notice of which has been granted pursuant to the Memorandum of Lease which is recorded in the Official Records of Washoe County, Nevada on March 31, 1998, in Book 5184 at Page 941 as Document No. 2194594 pursuant to which Cavanaugh leases to Company Parcel 4 of the Premises set forth on Exhibit 14 attached; and

                  (d) the Lease dated January 1, 1999, by and between Cavanaugh, as lessor, and Company, as lessee, record notice of which has been granted pursuant to a Memorandum of Lease which is recorded in the Official Records of Washoe County, Nevada on April 5, 1999 in book 5632 at Page 596 as Document No. 2324945 pursuant to which Cavanaugh leases to Company Parcel 5 of the Premises set forth in Exhibit 14 attached;

all together with any further extensions, renewals, amendments, restatements and other modifications of any of such Leases.

         1.14 "Cavanaugh Lease Cancellation Agreement" shall mean the agreement to be executed between Shareholder and Company under the terms of which the Cavanaugh Lease is cancelled on the Closing Date. A copy of the Cavanaugh Lease Cancellation Agreement is attached as Exhibit 8.

         1.15 "Cavanaugh Property" shall mean that real property which is particularly described as Parcels 2 through 5 on Exhibit 14 attached.

         1.16 "Closing Date" shall mean the last day of the month in which all conditions precedent set forth in Section 6 have occurred, but in no event shall the Closing Date extend beyond March 31, 2001.

         1.17 "Company" shall mean Gold Dust Motel, Inc., a Nevada corporation.

         1.18 "Company Closing Documents" shall mean the agreements and documents set forth in Section 8 below, certain of which are to be executed by Company and/or delivered to Buyer on the Closing Date and all other consents, certificates, documents and instruments to be delivered by Company pursuant to the terms of this Agreement.

         1.19 "Deed" shall mean the Deed to be executed by Shareholder and spouse and recorded in the Official Records of Washoe County, Nevada, on the Closing Date conveying the Premises (save and except for the Piazzo Lease which will be evidenced by the Assignment of Piazzo Lease), improvements and other appurtenances more particularly therein described to Buyer. A copy of the Deed is attached as Exhibit 9A.



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         1.20 "EBITDA" shall mean, with reference to the Company, for any twelve month period the sum of (i) the net income for that period, plus (ii) interest expense for that period, plus (iii) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period), plus (iv) depreciation and amortization for that period, plus (v) the loss from the sale or abandonment of assets (or less the gain realized) for that period, plus (vi) extraordinary non-recurring expenses paid by the Company for the benefit of Shareholder or Shareholder's family, as shall be computed in accordance with Exhibit 9B by the independent certified public accountant
("CPA") regularly used by the Company and verified by the CPA selected by Buyer for this purpose. The twelve month period to be used to calculate the Purchase Price ("Purchase Price EBITDA") will be the twelve months immediately prior to the month in which the Closing Date occurs. The EBITDA calculated in accordance with this Agreement for the twelve month period ending September 30, 1999 is $5,300,000. The schedule used to compute the foregoing EBITDA is attached as
Exhibit 9B and shall be used to compute Purchase Price EBITDA.

         1.21 "Equipment Leases and Contracts" shall mean the executed leases and purchase contracts pertaining to FF&E at the Motel/Casino Facility where Company or the Shareholder is the lessee or vendee, as the case may be, as set forth on the Schedule of Equipment Leases and Contacts attached as Exhibit 10A.

         1.22 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and the rules and regulations issued pursuant to that act or any successor law.

         1.23 "Escrow Agreement" shall mean that agreement pursuant to which the Purchase Deposit shall be held and disbursed which agreement is attached as
Exhibit 10B.

         1.24 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor law, and the rules and regulations issued pursuant to that act or any successor law.

         1.25 "Exhibit" shall mean those documents identified as such and attached hereto and incorporated by this reference.

         1.26 "Existing Secured Loans" shall mean the existing loans: (i) to the Company from Wells Fargo Bank, National Association and David R. Belding which are secured by Deeds of Trust dated March 30, 1998 and recorded in the Official Records of Washoe County as Documents No. 2194306 and 2194311, respectively; and
(ii) from Wells Fargo Bank, National Association to Shareholder which is secured by a Deed of Trust dated January 12, 1999 and recorded in the Official Records of Washoe County in Book 5545 at Page 716 as Document No. 2298895.



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         1.27 "FF&E" shall mean collective reference to any and all furnishings, fixtures and equipment, including, without limitation, all Gaming Devices and associated equipment which have been installed or are to be installed or used in connection with the operation of the Motel/Casino Facility and in connection with any other business operation conducted on the Premises and those items of furniture, fixtures and equipment which have been purchased or leased or are hereafter purchased or leased by Company in connection with the Motel/Casino Facility or in connection with any other business operation conducted on the Premises.

         1.28 "Fee Property" shall mean Parcels 2, 3, 4 and 5 of the Premises as described on Exhibit 14 attached.

         1.29 "GAAP" shall mean reference to generally accepted accounting principles applied on a consistent basis from period to period.

         1.30 "Gold Dust Bill of Sale" shall mean the Bill of Sale to be executed by Company and delivered to Buyer on the Closing Date, a copy of which is attached as Exhibit 11.

         1.31 "Gold Dust Operating Assets" shall mean those assets owned by Company used in connection with the Motel/Casino Operation that are more particularly described on Exhibit 12 attached.

         1.32 "Governmental Authority" shall mean any federal, state, regional, county or municipal governmental agency, board, commission, officer or official whose consent or approval is required or whose regulations must be followed as a prerequisite to (i) the continued operation and occupancy of the Premises and the Motel/Casino Operation by Buyer, and/or (ii) the performance of any act or obligation or the observance of any agreement, provision or condition of whatever nature as set forth in this Agreement by Buyer, Company and/or Shareholder.

         1.33 "Joint Closing Instructions" shall mean the Joint Closing Instructions to be given by Sellers and Buyer to Title Company setting forth the terms and conditions for the closing of this transaction on the Closing Date. A copy of the Joint Closing Instructions are attached as Exhibit 13.

         1.34 "Motel/Casino Facility" shall mean the motel and casino business and related activities conducted by Company in and on the Premises and all improvements now or hereafter situate thereon, presently conducted under the style and name of "Gold Dust Motel and Casino," together with all other related activities which are conducted on the Premises by Company.

         1.35 "Motel/Casino Operation" shall mean the gaming and motel business, including restaurant and bar operations, conducted on the Premises under the name and style of "Gold Dust West."



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         1.36 "Nevada Gaming Authorities" shall mean collective reference to the
State Gaming Control Board and the Nevada Gaming Commission, or any agency of any state, county, city or other political subdivision which has jurisdiction over the gaming activities of Company at the Motel/Casino Facility.

         1.37 "Pension Plan" means any "employee pension benefit plan" that is subject to Title IV of ERISA and which is maintained for employees of Company or any of its ERISA Affiliates.

         1.38 "Person" means an individual, firm, corporation, trust, association, partnership, joint venture, tribunal or other entity.

         1.39 "Piazzo Lease" shall mean the Lease Agreement dated November 24, 1975 wherein:

                  (a) Chester J. Piazzo, Darlene Piazzo, Lincoln E. Piazzo and Helen J. Piazzo are the lessors and John E. Cavanaugh and Barbara A. Cavanaugh are the lessees of the Piazzo Property; and

                  (b) the Piazzo Option is granted to the lessees thereunder; record notice of which Lease Agreement is given pursuant to a Memorandum of Lease recorded in the Official Records of Washoe County, Nevada on November 25, 1975 in Book 932 at Page 820 as Document No. 386577, as the Lease Agreement is amended by an Addendum to Lease recorded in the Official Records of Washoe County, Nevada on July 26, 1977 in Book 1108 at Page 339 as Document No. 478005, a Supplement to Lease recorded in the Official Records of Washoe County, Nevada on July 26, 1977 in Book 1108 at Page 351 as Document No. 478006, an Amendment to Lease recorded in the Official Records of Washoe County, Nevada on July 26, 1977 in Book 1108 at Page 335 as Document 478007, a document entitled "Agreement" recorded in the Official Records of Washoe County, Nevada on July 26, 1977 in Book 1108 at Page 358 as Document No. 478008; with:

                           (i)      all interest of Lincoln E. Piazzo and Helen
                                    J. Piazzo in the Piazzo Property having been conveyed to Chester J. Piazzo and Darlene Piazzo pursuant to that certain Deed of Conveyance recorded in the Official Records of Washoe County, Nevada on September 26, 1984 in Book 2071 at Page 558 as Document No. 952043;

                           (ii) all interest of Barbara A. Cavanaugh under the Piazzo Lease having been assigned to Cavanaugh pursuant to an Assignment of Lease recorded in the Official Records of Washoe County, Nevada on November 8, 1991 in Book 3360 at Page 364 as Document No. 1522682; and

                           (iii) all interest of Chester J. Piazzo and Darlene Piazzo in the Piazzo Property having been conveyed to the Piazzo Trust pursuant to



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                                    that certain Grant Deed recorded in the
                                    Official Records of Washoe County, Nevada on
                                    February 12, 1992 in Book 3417 at Page 325 as Document No. 1545623.

         1.40 "Piazzo Property" shall mean Parcel 1 of the Premises as shown on
Exhibit 14 attached.

         1.41 "Piazzo Trust" shall mean Chester J. Piazzo and Darlene Piazzo as Co-Trustees of the C. & D. Piazzo Family Trust created by Trust Agreement dated January 8, 1992 and their successors in interest as owners of the Piazzo Property.

         1.42 "Premises" shall mean collective reference to the Fee Property, the Piazzo Property, and all buildings and improvements situate thereon, as described on Exhibit 14 attached.

         1.43 "Purchased Assets" shall mean all those items set forth on Schedule of Purchased Assets, attached as Exhibit 15.

         1.44 "Purchase Deposit" shall mean the sum of Five Hundred Thousand Dollars ($500,000) to be deposited with the Title Company into the escrow account, together with all interest earned thereon, if any, or at the Buyer's election, a $500,000 letter of credit in favor of Sellers from Wells Fargo Bank, N.A. in the form attached hereto as Exhibit 10B.

         1.45 "Purchase Price" shall have the meaning set forth in Section 2.5.

         1.46 "Retained Assets" shall mean all those items set forth on the Schedule of Retained Assets, a copy of which is attached as Exhibit 16. The Retained Assets shall include all of the Company's Bankroll Funds, bank accounts and notes receivable.

         1.47 "Retained Payables" shall mean the payables to be paid by Sellers as set forth in the Schedule of Retained Payables, a copy of which is attached as Exhibit 17.

         1.48 "Sellers" shall mean the collective reference to Company and Shareholder.

         1.49 "Shareholder" shall mean John E. Cavanaugh, a married man.

         1.50 "Shareholder's Bill of Sale" shall mean the Bill of Sale to be executed by Shareholder and delivered to Buyer on the Closing Date, a copy of which is attached as Exhibit 18.

         1.51 "Shareholder's Closing Documents" shall mean the agreements and documents set forth in Section 8 below, certain of which are to be executed by Shareholder and/or delivered to Buyer on the Closing Date and all other consents, certificates, documents and instruments to be delivered by Shareholder pursuant to the terms of this Agreement.



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


         1.52 "Sierra Development Operating Lease" shall mean the Lease dated July 27, 1998 between Sierra Development Company and Company granting Sierra Development Company the right to operate a race and sports book in the Premises.

         1.53 "Subsidiary" shall mean, with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its subsidiaries.

         1.54 "Title Company" shall mean First American Title Company of Nevada, a Nevada corporation, 5310 Kietzke Lane, Reno, Nevada 89511.

         1.55 "Title Report" shall mean reference to the Title Commitment for the issuance of a Title Policy (ALTA-1970) with standard exceptions deleted, issued by Title Company dated as of December 16, 1999, Order No. 1999-11354RB, a copy of which is attached as Exhibit 19.

         1.56 "Transfer" shall mean reference to the midnight which follows 11:59 p.m. on the last day of the month in which all conditions precedent as set forth in Section 6 have occurred, except as to the Bankroll Funds, the transfer of which shall be made upon counts as agreed between the Company and Buyer.

         1.57 "Warehouse Lease" shall mean the lease effective the 1st day of January, 1992 between Company and Trust B established by the Will of Mitchell Armanko, Deceased, granting Company the right to lease a warehouse located at 255 Washington Street, Reno, Nevada.

2.       PURCHASE AND SALE.

         2.1 PURCHASED ASSETS. On the Closing Date, Sellers agree to sell, transfer and convey to Buyer and Buyer agrees to purchase for the considerations and on the terms hereinafter provided, the Purchased Assets. Delivery of the Purchased Assets to Buyer and possession of the Premises by Buyer shall occur as of the Transfer. All of the Purchased Assets shall be assembled for delivery on Transfer at 444 Vine Street, Reno, Nevada.

         2.2 ASSET EXCEPTIONS. The Purchased Assets do not include and Sellers shall reserve and retain all right, title and interest in and to the Retained Assets.

         2.3 BUYER ASSUMPTIONS AND INDEMNITIES. Buyer shall assume the Buyer Assumed Liabilities and shall indemnify and hold Company and Shareholder harmless from all liabilities relating thereto on and after the Transfer by execution of the Buyer Assumption and Indemnity Agreement.

         2.4 SELLERS' INDEMNITIES. Sellers shall be responsible for the payment of the Retained Payables as set forth on the Schedule of Retained Payables and any and all liabilities of Sellers other than Buyer Assumed Liabilities and shall indemnify Buyer from any liability relating thereto.

         2.5 PURCHASE PRICE. The Purchase Price of the Purchased Assets shall be the sum of (a) Twenty Six Million Five Hundred Thousand Dollars ($26,500,000),
(b) plus the net amount payable to Sellers or less the net amount receivable from the Sellers under Section 2.8 below, and (c) plus the Bankroll Funds.

         2.6 PAYMENT. On the Closing Date, Buyer shall pay the Purchase Price, less the Bankroll Funds to Sellers in cash. The Purchase Deposit and interest, if any, will be returned to Buyer by the escrow agent. Provided a Closing has occurred, within eighteen (18) hours after the Transfer, Buyer shall pay to Sellers in cash an amount equal to the Bankroll Funds agreed between Sellers and Buyer.

         2.7 EXISTING SECURED LOANS. As part of the Closing, Company and Shareholder shall be obligated to discharge the Existing Secured Loans and to cause all liens and security interests securing any indebtedness of Sellers including, without limitation, the lien of any existing deeds of trust and equipment leases to be released. If on the Closing Date there is any other security interest, lien or encumbrance on the Premises, or the equipment or any other Purchased Assets or any portion thereof, which is capable of being satisfied by the payment of money, then Sellers shall use all or any portion of the cash portion of the Purchase Price as is necessary to either discharge, satisfy or bond over the same, and shall deliver to Buyer at the Closing (as hereinafter defined) any instruments, in recordable form, sufficient to release, satisfy or bond over the security interests, liens and encumbrances and to permit the Title Company or any other necessary person to remove the security interests, liens or encumbrances, as an exception to the Title Policy, or as a lien on personal property, or otherwise, together with a sum equal to the cost of recording or filing the instrument, if any. The existence of any security interests, liens and encumbrances shall not be deemed objections to title if Sellers comply with this requirement.

         2.8 ADJUSTMENTS AND PRORATIONS. The following matters and items shall be apportioned pursuant to GAAP between the parties hereto or, where applicable, credited in total to a particular party, as of the Transfer and the net amount shall be paid by the Sellers or deducted from the Purchase Price by the Buyer, as the case may be, upon the Closing Date:

                  (a) Taxes and Assessments. Taxes (other than prepaid or accrued gaming taxes and/or fees), including, but not limited to, real estate, personal property, business, occupation, unemployment taxes, and sales taxes, if any (based on the most current available information), and water and sewer charges shall be prorated as of the Transfer. The proratable figures for the fiscal year for which the taxes or other items were assessed or charged on the basis of applicable governmental records, will be readjusted when the actual bills are available. Buyer shall receive a credit for any unpaid real estate taxes for the fiscal year 2000-2001. Any real estate taxes assessed for the fiscal year 2001-2002 will be prorated as of the date that billings are received with respect thereto, with Sellers being responsible for the taxes accrued with respect to all periods prior to the Transfer, and Buyer being responsible for all subsequent periods. Any accrued or existing special assessments pertaining to the Premises which are shown on the Title Report shall be paid by the Sellers prior to Closing. Buyer shall assume any special assessments pertaining to the Premises which are assessed after the date of the Title Report.

                  (b) Utility Payments. Telephone payments and payments for the supply of heat, steam, electric power, gas, lighting and any other utility service will be prorated as of the Transfer. All deposits, if any, made by Sellers or Company as security under any public service contracts shall be credited to Company if they remain on deposit for the benefit of Buyer. Where possible, cut off rates will be secured for all utilities as of the Transfer.

                  (c) Guest Ledgers. Company shall receive a credit for all guest ledger receivables agreed to be acceptable to Buyer as collectible as of the Transfer, provided that each party shall receive a credit equal to one-half of the amount of transient guest room rentals for the night of the Transfer; no guest ledger receivables which have been set up with respect to rooms that have been complimented shall be recognized for the purpose of this subparagraph.

                  (d) Insurance. Both Company and Shareholder's insurance, if any, shall be cancelled as of the Transfer and they shall retain all prepaid premiums. Buyer shall arrange for immediate effectiveness of its own insurance coverage as of the Transfer. To the extent Buyer assumes any insurance, prepaid premiums shall be prorated as of the Transfer.

                  (e) Rent Payments. All prepaid rents or accrued rents on the Piazzo Lease and the Warehouse Lease shall be prorated as of the Transfer and credited, as the case may be, to the Sellers or the Buyer.

                  (f) Compensation. Compensation of the staff and other employees of the Motel/Casino Operation will be prorated as of the end of their respective shifts. All costs of accrued employee benefits (sick leave, vacation leave, health, dental and life insurance benefits, 401(k) plans, etc., if any) shall be determined as of the date of the Transfer and shall be paid by the Company.

                  (g) Prepaid Expenses; Retained Payables; Accrued Expenses. The Sellers shall be credited with all prepaid expenses, including maintenance and service contracts, which have been paid by them prior to the Closing Date but which are allocable under GAAP to periods after the Transfer. The Sellers shall pay all Retained Payables as of the minute prior to the Transfer. The Sellers shall pay or be charged with, and the Buyer shall receive credit for, all expenses which have been accrued in accordance with GAAP at the Closing Date, but which will be paid after the Closing Date.

                  (h) Basis of Allocations. In making apportionments, all prepaid rents, prepaid guest charges (except as provided in subsection
         (c) above) and similar items shall be prorated on the basis of the number of days of occupancy before and after the Transfer; all prepaid taxes, charges and impositions shall be prorated on the basis of the number of days of the applicable tax year, or on the basis of unit costs, if this is not practicable, on the basis of the number of days before and after that time.

3.       INVESTIGATIONS.

                  (a) Investigations. Buyer acknowledges that it has inspected the Premises and is purchasing it on the basis of that inspection and Sellers' representations and warranties as herein contained and all other agreements and documents required to be delivered by Sellers prior to or on the Closing Date. Nevertheless, Buyer wishes to have continued access to the Premises from the date hereof through the Closing Date. Buyer shall be permitted to conduct further investigations of the Premises in accordance with Section 3(b). Such investigation may include: a physical inspection of the Premises, including soil, geological and other tests, engineering evaluations of the mechanical, electrical, HVAC and other systems; review of all governmental matters affecting the Premises, including zoning, environmental and building permit and occupancy matters; review and verification of all financial and other information provided by Sellers relating to the operation of the Premises, review of the condition of title to the Premises; and review of such other matters pertaining to the Premises as Buyer deems advisable. Sellers shall provide Buyer with all information reasonably requested pursuant to Buyer's investigations within a reasonable period of time (taking into account the nature and scope of the request) following Buyer's request.

                  (b) Access to Information and the Premises. At any reasonable time prior to the Closing Date and with prior notification to Sellers, Buyer, its agents and representatives shall be entitled: (i) to enter onto the Premises to perform inspections and tests of the Premises, including all leased areas (subject to the rights of the tenants) and structural and mechanical systems, (ii) to examine and copy any and all books and records, if any, maintained by Sellers or their agents relating to receipts and expenditures pertaining to the Premises, and
         (iii) to interview the tenants. Sellers shall provide Buyer with all information in Sellers' possession or control that is reasonably requested by Buyer within a reasonable period of time after Buyer's request (taking into account the nature and scope of the request). Buyer agrees to indemnify, defend (with counsel reasonably acceptable to Sellers) and hold harmless Sellers from and against all claims, demands, liabilities and damages arising or resulting from Buyer's investigations of the Premises, provided, however, that Buyer shall not be liable to Sellers for any claims, demands, liabilities or damages arising or resulting from facts or conditions at the Premises that existed prior to Buyer's investigations commenced or that were discovered by Buyer during the course of its investigations. Buyer also agrees: (A) to promptly restore the Premises to their condition prior to the making of any tests and inspections, (B) to conduct its investigations in a manner which will not disrupt Sellers' business operations at the Premises, (C) not to perform, prior to Closing, any drilling or other invasive testing at the Premises without obtaining the prior written consent of Sellers, which consent shall not be unreasonably withheld or delayed and (D) to coordinate its investigations, prior to Closing, with Sellers, and to use Buyer's reasonable efforts to provide Sellers with advance notice of any on-site investigation in order to afford Sellers an opportunity to have a representative present during such on- site investigation. The obligations set forth in the two preceding sentences shall survive the termination of this Agreement. Buyer and its agents and contractors shall provide Sellers with evidence of liability insurance coverage (to be reasonable in scope and amount) with respect to all site testing and other on-site investigations to be performed on the Premises prior to the Closing Date (and all such insurance coverage shall name Sellers as additional insureds). Buyer shall deliver to Sellers, promptly after Buyer's receipt of the same, a copy of any and all environmental reports, preliminary title reports and commitments, CLTA or ALTA surveys, soils reports, and engineering and structural reports respecting the Premises obtained by Buyer from Buyer's contractor or contractors in the course of Buyer's investigation of the Premises, as well as any and all test results obtained by Buyer in connection therewith. Buyer's obligations in the preceding sentence shall survive the termination of this Agreement.

                  (c) Sellers' Deliveries of Documents and Information. Prior to execution hereof by all parties, Sellers shall have delivered to Buyer a full and accurate list and reasonably complete details concerning each item described below and a copy of each document to the extent such copies were in the possession or control of Sellers or any affiliate, agent or related party of Sellers.

                           (i) Copies of any and all title policies (together with endorsements), title commitments, title reports, certificates of title, and any documentation relating to liens, encumbrances, deeds of trust, mortgages, judgments, rights-of-way or easements, covenants, conditions or restrictions, other exceptions or matters of record relating to or affecting real property which is part of the Premises, together with a proper legal description for such real property.

                           (ii) A copy of any and all purchase agreements and other conveyances pursuant to which Sellers obtained ownership of the Premises, together with all amendments, modifications, and schedules and exhibits attached thereto.

                           (iii) All reciprocal easement agreements and similar agreements which are in effect with any other interested party with respect to the Premises, all as amended or otherwise modified.

                           (iv) Copies of all certificate(s) of occupancy, zoning variances, licenses, permits, authorizations and approvals relating to the Premises from governmental authorities having jurisdiction over the Premises, together with copies of any other material notices and agreements in Sellers' possession relating thereto.

                           (v) Copies of any and all environmental permits, notices, demands, action letters, reports, assessments, audits, directives from any federal, state or local agency, documentation of remedial procedures, or other documentation, which is in Sellers' possession or control, relating to environmental matters relating to or affecting the Premises or any adjoining properties including, but not limited to, the identification, to the best of Sellers' knowledge, of which portion of the Premises has ever been or is now being used for the generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous substance, as that term is defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980 and Nevada state law descriptions; identification, to the best of Sellers' knowledge, of all waste disposal sites on the Premises; identification of the locations of underground tanks and lines on the Premises, whether in use or abandoned, with a history of any spillage or leakage; a description, to the best of Sellers' knowledge, of storage, treatment and disposal practices with respect to wastes generated by the Premises; a summary of all environmental testing done by Sellers or at Sellers' request at the Premises together with written reports concerning such testing or environmental matters affecting the Premises (including all available Phase I, Phase II, and soils reports relating to the Premises) and any written estimates about future expenditures for environmental programs relating thereto; identification, to the best of Sellers' knowledge, of all records regarding compliance history with environmental permits including air, water, underground storage, maritime, waste and sewer permits under federal, state, and local rules and regulations; identification, to the best of Sellers' knowledge, of known events of noncompliance with permits and other environmental regulation, and disclosure, to the best of Sellers' knowledge, of any anticipated changes in permit compliance levels; and any other reports on the environmental condition of the Premises.

                           (vi) A copy of the bill or bills issued for the most recent year for which bills have been issued for all real estate taxes (including assessed value) and personal property taxes and a copy of any and all notices pertaining to real estate taxes or assessment applicable to the Premises. Sellers shall promptly deliver to Buyer a copy of any such bills or notices received by Sellers after the date hereof even if received after the Closing Date. A complete schedule setting forth when personal and real property tax payments were made and the date on which such payments are due and payable each year, and a schedule describing any ongoing tax disputes, together with copies of all revenue agents' reports and correspondence with respect to any pending federal, state, provincial or similar tax proceedings for any open years.

                           (vii) A complete copy of all surveys, reports or recommendations prepared by or for Sellers, or in Sellers' possession or control, which relate to the Premises' compliance with Title III of the Americans With Disabilities Act and the regulations promulgated thereunder.

                           (viii) Copies of all leases relating to the Premises, and the Warehouse Lease.

                           (ix)     Any other documents and information
                                    reasonably requested by Buyer relating to the Premises.

4.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS.

         Sellers and each of them, jointly and severally, represent and warrant to Buyer as follows. All representations and warranties are true and correct as of the date hereof and, except as otherwise expressly provided herein, will be true and correct on the Closing Date.

                  (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to own, lease and operate the Premises and to carry on its business as now being conducted. The Company has heretofore furnished or made available to Buyer complete and correct copies of the Company's Articles of Incorporation and all amendments thereto (the "Articles") to the date hereof, and such Articles are in full force and effect.

                  (b) Power and Authority. Each Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized in accordance with the Articles and any requisite approvals of shareholders and directors have been obtained. This Agreement has been duly and validly executed and delivered by each Seller and is a valid and binding agreement of each Seller, enforceable against them in accordance with its terms, except as such enforcement may be subject to bankruptcy, insolvency, moratorium and other principles relating to or limiting rights of parties generally contracting.

                  (c) Compliance.

                           (i) Except as set forth in Schedule 4(c)(i), since June 30, 1999, Sellers have been and are in compliance with all (A) material applicable laws and regulations of federal, state and local governmental authorities applicable to the Premises and the Motel/Casino Operation and other business conducted on the Premises (collectively the "Business") and Sellers are not aware of any claim of violation, or of any actual violation, of any such laws and regulations, except where such failure or violation (whether actual or claimed) would not have a material adverse effect on the Premises or the financial results or performance of the Business, and (B) material applicable federal, state or local statutes, ordinances, rules, regulations, permits, consents, approvals, licenses, judgments, orders, decrees, injunctions or other authorizations governing or relating to the Company's casino, liquor related activities and gaming activities and operations, including, without limitation, the Gaming Control Act ("Nevada Gaming Act"), as amended, and the rules and regulations promulgated thereunder, or applicable to the Premises, the Business or the Company. Neither Seller has received any written claim, demand, notice, complaint, court order or administrative order from any governmental authority since June 30, 1999, asserting that a license of it or them, as applicable, under any gaming laws should be revoked or suspended or that any such party is not in full compliance with such license.

                           (ii) Except as set forth in Schedule 4(c)(ii), since June 30, 1999: (i) Sellers are, and have been, in full compliance with all of the terms and requirements of each award, decision, injunction, judgment, order, ruling, subpoena, or verdict (each, an "Order") entered, issued, made, or rendered by any court, administrative agency, or other governmental entity, officer or authority or by any arbitrator to which it, or the Premises owned or used by them, is or has been subject, and (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which either Seller or the Premises is subject, except where such non-compliance, violation or failure to comply would not have a material adverse effect on the Premises or the financial performance of the Business. Neither Seller has received, at any time since June 30, 1999, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which either Seller has or the Premises is or has been subject, except as would not have a material adverse effect on the Premises or the Business.

                           (iii) Except as set forth on Schedule 4(c)(iii), no investigation or review by any government entity, officer or authority, including without limitation any investigation or review by any gaming authority or relating to compliance with gaming laws, with respect to either Seller, the Premises or the Business is, to their knowledge, pending or threatened, nor has any government entity, officer or authority indicated to any of them an intention to conduct the same.

                  (d) Consents and Approvals; No Violation. Except as disclosed on Schedule 4(d), the execution and delivery of this Agreement and related documents do not, and the consummation of the transactions contemplated hereby and the performance by Sellers of their obligations thereunder will not:

                           (i) conflict with or violate any provisions of the Company's Articles or Bylaws;

                           (ii) require any consent, approval, order, authorization or permit of, or registration, filing or notification to, any governmental or regulatory authority or agency, except for (a) the possible filing of a notification and report form by Sellers under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (b) Buyer obtaining all necessary approvals under the Nevada Gaming Act and any other applicable gaming or liquor law, including those required by the Nevada Gaming Authorities and liquor regulatory authorities and (c) the possible filing of a notification required by Chapter 612 of the Nevada Revised Statutes;

                           (iii) result in any conflict with or violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments under or to a loss of a material benefit under, any of the terms, conditions or provisions of any guarantee, note, bond, indenture, lease, mortgage, license, franchise, agreement or other instrument or obligation to which either Seller is a party or by which either Seller may be bound, except for such conflicts, violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or will be obtained prior to the Closing Date;

                           (iv) violate the provisions of any Order, decree, statute, rule or regulation applicable to either Seller; or

                           (v) result in the creation of any lien, charge or encumbrance upon the Premises or the Business under any agreement or instrument to which either Seller is a party or by which either Seller is bound.

                  (e) Labor Matters. Except as set forth in Schedule 4(e) hereto, the Company employs all personnel working at the Premises or in the Business and is not a party to any collective bargaining or other labor union contract applicable to persons employed by the Company, no collective bargaining agreement is being negotiated by the Company and the Company has no knowledge of any material activities or proceedings
         (i) involving any unorganized employees of the Company seeking to certify a collective bargaining unit or (ii) of any labor union to organize any of the employees of the Company. There is no labor dispute, strike or work stoppage against the Company pending or, to the Sellers' knowledge, threatened which may interfere with the operation of the Premises or the Business.

                  (f) Premises.

                           (i) Exhibit 14 identifies all real property owned or leased by Sellers.

                           (ii) Upon transfer of the Premises to Buyer at Closing as contemplated by this Agreement, Buyer shall acquire good and valid title thereto, free and clear of any and all liens, encumbrances, equitable interests, easements, restrictions of any kind including any restrictions on use, transfer, receipt of income or exercise of any other attribute of ownership, leases, subleases, concession agreements, options to purchase, options to lease, options to joint venture or jointly develop, conditions, covenants, assessments, defects, claims or other exceptions of any nature whatsoever, except for the exceptions described on Schedule 4(f) or as shown on the policies of title insurance or preliminary title reports (if more recent) attached as part of such schedule ("Permitted Exceptions").

                           (iii) The Premises complies with, and is operated in accordance with, all material applicable laws affecting the Premises or the ownership, improvement, development, possession, use, occupancy or operation thereof, and with any and all Permitted Exceptions affecting the Premises, except where the failure to comply, individually or in the aggregate, would not have a material adverse effect on the ownership, value or use of the Premises or the financial performance of the Business. There are no material defects in the physical condition of the Premises, including the

                                    FF&E, except for defects which, individually or in the aggregate, would not have a material adverse effect on the ownership, value or use of the Premises and except for ordinary wear and tear the tangible portions of the Premises are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of the tangible portions of the Premises is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Premises are sufficient for the continued conduct of the Business after the Closing Date in substantially the same manner as the Business has been conducted since June 30, 1999. Neither Seller has received any notice from any governmental body (A) requiring it to make any material repairs or changes to the Premises or the improvements located on the Premises or (B) giving notice of any material governmental actions pending or threatened relating to the Premises.

                           (iv)     There is no action, proceeding,
                                    investigation or litigation pending (or, to the best knowledge of Sellers, contemplated or threatened): (A) to take all or any portion of the Premises, or any interest therein, by eminent domain; (B) to modify the zoning of, or other governmental rules or restrictions applicable to, the Premises or the use or development thereof; (C) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of the Premises; or (D) otherwise relating to the Premises or the interests of Sellers therein, or which otherwise would interfere with the use, ownership, improvement, development and/or operation of the Premises.

                           (v) No portion of the Premises or, to the best of Sellers' knowledge, the roads immediately adjacent to the improvements located on the Premises, has any defect or condition which would materially impair the current use of the Premises or pedestrian or vehicular access to the Premises.

                           (vi) All improvements on the Premises are in material compliance with current building codes, to the extent applicable and Sellers have not received any written notices of any material violations of any applicable building codes relating to the Premises which have not been remedied.

                           (vii) The Premises are connected to and serviced by adequate water, sewage disposal, gas and electricity facilities in accordance with all material applicable laws, statutes, ordinances, rules and regulations of all public or quasi public authorities having or claiming jurisdiction thereover. All material systems (heating, air conditioning, electrical, plumbing and the like) for the current operation of the Premises are operable and in good condition (ordinary wear and tear excepted).

                           (viii) There are no material commitments to or agreements with any governmental authority or agency (federal, state or local) affecting the Premises or the Business that are not described in or listed in a Schedule hereto.

                           (ix) There are no contracts or other obligations outstanding for the sale, exchange or transfer of any of the Premises or any interest therein, or any portion of it or the business operated thereon, other than the sale, exchange or transfer of assets in the ordinary course of business.

                           (x) Sellers have held a nonrestricted gaming license at the Motel/Casino Facility since prior to July 1, 1992 and the Motel/Casino Facility has not ceased nonrestricted gaming operations since July 1, 1992.

                           (xi) Sellers are unaware of any circumstances or conditions concerning the Motel/Casino Facility which would prohibit Buyer from selling alcoholic beverages on the Premises.

                  (g) Environmental Matters.

                           (i)      "CERCLA" means the Comprehensive
                                    Environmental Response, Compensation and
                                    Liability Act of 1980, as amended.

                                    "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other person alleging or asserting such person's liability for investigatory costs, cleanup costs, Governmental Authority response costs, damages to natural resources or other Premises, personal injuries, fines or penalties arising out of, based on or resulting from (A) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by such person, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party (other than workers compensation claims arising from isolated incidents) seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                                    "Environmental Law" means any law,
                                    regulation or order relating to the
                                    regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including without limitation ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                                    "Hazardous Materials" includes (A) any
                                    "hazardous substance," as defined by CERCLA or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (B) any "waste" or "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended, or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance;
                                    (C) any pollutant, contaminant, material, substance or waste regulated by the Clean Water Act, as amended, or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (D) any pollutant, contaminant, material, substance or waste regulated by the Clean Air Act, as amended, or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (E) any petroleum product; (F) any polyclorinated biphenyls; or (G) any radioactive material or substances.

                                    "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any real or personal property or any fixture, including the movement of Hazardous Materials through or in the air, soil, surface water or groundwater.

                           (ii) Except as set forth in Schedule 4(g), with paragraph references corresponding to those set forth below, to the best knowledge of
                                    Sellers:

                                    (A)      the Premises at all times have
                                             been, and continue to be, operated
                                             by the Sellers in material
                                             compliance with all Environmental
                                             Laws;

                                    (B)      there have been no past, and there
                                             are no pending or threatened (1)
                                             claims, complaints, notices,
                                             requests for information or
                                             investigations with respect to any
                                             alleged material violation of any
                                             Environmental Law by them, or (2)
                                             complaints, notices or inquiries to
                                             or investigations of either Seller
                                             regarding potential liability under
                                             any Environmental Law by either
                                             Seller;

                                    (C)      there have not been, at the
                                             Premises any Releases of Hazardous
                                             Materials and there are no
                                             citations, notices or orders of
                                             noncompliance issued and
                                             outstanding to either Seller under
                                             any Environmental Law;

                                    (D)      each Seller is in material
                                             compliance with all permits,
                                             certificates, approvals, licenses
                                             and other governmental
                                             authorizations relating to
                                             environmental matters and necessary
                                             for its Business, and no order has
                                             been issued, no Environmental Claim
                                             has been made, no penalty has been
                                             assessed and no investigation or
                                             review has occurred or is pending
                                             or threatened, by any Person with
                                             respect to any alleged failure by
                                             any of them to have any license or
                                             permit required under applicable
                                             Environmental Laws in connection
                                             with the conduct of its Business or
                                             operations or to comply with any
                                             Environmental Laws or with respect
                                             to any generation, treatment,
                                             storage, recycling, transportation,
                                             discharge, disposal or release of
                                             any Hazardous Material generated by
                                             them;

                                    (E)      there are no underground storage
                                             tanks, active or abandoned,
                                             including petroleum storage tanks,
                                             under the Premises; and

                                    (F)      there are no facts upon which
                                             either Seller may reasonably be
                                             expected to become liable under any
                                             Environmental Law in any material
                                             respect.

                  (h) Subsidiaries. The Company does not have any Subsidiaries and does not directly or indirectly own, have an ownership or other interest in, or control any corporation, partnership, joint venture, limited liability company, proprietorship or other entity.

                  (i) Financial Statements. The Company has delivered to Buyer copies of the Company's balance sheet as of June 30, 1999 and the statements of income and retained earnings and cash flows for the three years then ended, all of which have been audited by Grant Thornton LLP, and for the interim period commencing July 1, 1999 and ending October 31, 1999 (collectively, the "Financial Statements"). The Financial Statements are based upon the information contained in the books and records of the Company and fairly and accurately present the financial condition of the Company as of the dates thereof and results of operations and cash flows of the Business for the periods referred to therein and in accordance with GAAP consistently applied. The monthly financial statements generated by the Company from and after the interim period delivered and to be delivered to Buyer were and will be prepared on a basis consistent with the methods and procedures used to prepare the Financial Statements subject, in the case of the interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes, which if presented, would not differ materially from those in the audited statements. The Company shall deliver to the Buyer monthly financial statements within thirty
         (30) days from the close of any month prior to the Closing Date. In addition, the Company specifically covenants that it will obtain and immediately provide to Buyer financial statements audited by Grant Thornton LLP within ninety (90) days after its fiscal year ending June 30, 2000.

                  (j) Absence of Undisclosed or Contingent Liabilities. The Company does not have any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) in connection with the Premises or the Business except as set forth in the Financial Statements or that are current liabilities incurred in the ordinary course of business consistent with the past practice after June 30, 1999 and prior to the Closing Date and which are neither material in amount nor inconsistent with any of the representations or warranties made herein.

                  (k) No Material Adverse Changes. Since June 30, 1999 and as set forth in Schedule 4(k), there has not been any materially adverse change in the properties, assets, results of operation or condition (financial or otherwise) of Sellers, the Business, or in the Premises, including customer or employee or supplier relations.

                  (l) Tax Matters. For the purposes hereof, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation, all gaming taxes, gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, workmen's compensation, social security, unemployment, excise, estimated, severance, stamp, occupation, real or personal or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon Sellers or either of them or the Premises. All Taxes due from or required to be remitted by each Seller with respect to the Business and the Premises for the taxable periods ending on or prior to, and the portion of any interim period up to, the Closing Date have been fully and timely paid or, to the extent not yet due or payable, have been adequately provided for on the Financial Statements or on the books and records of each Seller; and there are no levies, liens, or other encumbrances relating to Taxes existing, or to the knowledge of either Seller, threatened or pending with respect to any of the Premises, the Business or Sellers' other assets. The sale of assets contemplated in this Agreement qualifies as an occasional sale under chapters 372, 374 and 377 of the Nevada Revised Statutes.

                  (m) Employee Benefit Plans.

                           (i) The Company is the only entity or person that has employed personnel in the Business since its inception. Except as provided in writing to Buyer and as listed on Schedule 4(m), with respect to all employees and former employees of the Company and all dependents and beneficiaries of such employees and former employees, (A) the Company does not maintain or contribute to any non-qualified deferred compensation or retirement plans, contracts or arrangements,
                                    (B) the Company does not maintain or
                                    contribute to any qualified defined
                                    contribution plans as defined in Section
                                    3(34) of ERISA or Section 414(i) of the Code
                                    (hereinafter defined), (C) the Company does not maintain or contribute to any qualified defined benefit plans as defined in Section 3(35) of ERISA or Section 414(j) of the Code, and (iv) the Company does not maintain or contribute to any employee welfare benefit plans as defined in Section 3(1) of ERISA.

                           (ii) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), each employee benefit plan as defined in Section 3(3) of ERISA which the Company does maintain or to which it does contribute (collectively, the "Plans") has been administered in compliance with its terms and Company believes complies, both in form and operation, with the applicable provisions of ERISA (including, but not limited to, the funding and prohibited transactions provisions thereof), the Code and other applicable laws. With respect to the Plans, (A) all required contributions which are due have been made and a proper accrual has been made in the Company's financial statements for all contributions which were due but not paid in previous fiscal years or are due in the current fiscal year, (B) there are no actions, suits or claims pending, other than routine uncontested claims for benefits, and
                                    (C) there have been no prohibited
                                    transactions as defined in Section 406 of ERISA or Section 4975 of the Code.

                           (iii) The Company does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. The Company has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. The Company has no actual or potential liability for death or medical benefits after separation from employment, other than (A) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) that will be set forth in writing to Buyer, and (B) health care continuation benefits described in Section 4980B of the Code.

                           (iv) Each Plan maintained by the Company which is intended to be a qualified plan within the meaning of Section 401 of the Code has been determined by the Internal Revenue Service to be so qualified, and neither Seller is aware of any fact or circumstance which would adversely affect the qualified status of any such Plan. No Plan maintained by the Company has been subject to a "reportable event" (as defined in Section 4043 of ERISA) or any event requiring disclosure under
                                    Section 4062(e) or 4063(a) of ERISA. The actuarial present value of accumulated benefits (both vested and unvested) of each such Plan which is a defined benefit plan is fully funded in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation to determine the level of funding required in the event of the termination of such Plan. No employee benefit plan that is subject to the minimum funding requirements of Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code.

                           (v) All reports and information required to be filed with the Department of Labor, Internal Revenue Service, and Pension Benefit Guaranty Corporation or with plan participants and their beneficiaries with respect to each Plan have been filed, and all annual reports (including Form 5500 series) of such Plan were certified without qualification by each Plan's accountants and actuaries to the extent, and in the manner, required under ERISA.

                           (vi)     There has been no violation of the
                                    "continuation coverage requirements" of
                                    former Section 162(k) of the Code (as in effect for tax years beginning on or before December 31, 1988), of Section 4980B of the Code (as in effect for tax years beginning on and after January 1, 1989) and of Part 6 of Subtitle B of Title I of ERISA with respect to any welfare Plan to which such continuation coverage requirements apply.

                           (vii) Other than such continuation of benefit coverage under group health plans as is required by applicable law (as described in (vi) above), the Company does not maintain retiree life or retiree health plans providing for continuing coverage for any employee or any beneficiary of an employee after the employees' termination of employment.

                           (viii) The Company is not bound by any employment agreement or other legally binding arrangement providing for severance pay or retirement benefits with respect to any present or former officer or other employee of the Company.

                           (ix) The Company did not formerly maintain or contribute to any Plan which has been terminated.

                  (n) Employee Health and Safety. The Company has not violated in any material respect and has no material liability, and has not received a notice or charge asserting any violation of or liability under, OSHA or, to the best of the Sellers' knowledge, any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

                  (o) Representations Concerning Solvency. Neither Seller has incurred, and does not intend to incur, and has no reasonable basis to believe that it will incur, any debts beyond its ability to pay as they become due. Each Seller has assets greater than their respective debts. Buyer may rely on such representations in asserting that Buyer has no reasonable cause to believe that either Seller is or will become insolvent as a result of the transactions contemplated hereby. Each Seller has undertaken the transactions described herein in good faith, considering its obligations to any Person to whom it owes a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and has undertaken the transaction described herein without any intent to hinder, delay or defraud its creditors. Neither Seller will conceal and has not concealed this transaction or the proceeds of such transaction from any of its respective creditors. Neither Seller has removed or concealed any assets from its creditors and will not incur debt that is significantly greater than its normal and customary debts in the ordinary course. Neither Seller contemplates and neither has reason to contemplate that it will seek protection under the bankruptcy laws and believes in good faith that it will receive consideration reasonably equivalent to the value of the property being sold to Buyer.

                  (p) Correct and Complete Copies. Any certificates of occupancy for the Premises, and all other contracts or documents required to be delivered to Buyer pursuant to this Agreement are, or will be once delivered, true, correct and complete copies. To the best of Sellers' knowledge, each Seller has delivered to Buyer all documents, reports and other materials described in Section 3(c) above.

                  (q) Leases True and Correct. The copies of the Piazzo, Warehouse and Sierra Development Operating Leases (collectively the "Leases") delivered to Buyer are true, correct and complete. The Leases are in full force and effect, without default by any party and without any claim made for the right of setoff, except as expressly provided by the terms of such Leases or as disclosed to Buyer in writing at the time of such delivery. The Leases constitute the entire agreements between Sellers and the other parties to the Leases, have not been amended, modified or supplemented, except for such amendments, modifications and supplements delivered to Buyer, and neither Seller has any other interest as lessee or lessor under any other lease used in connection with the operation of the Premises or the Business.

                  (r) Assumed Equipment Leases and Contracts True and Correct. True, complete and correct copies of the assumed equipment leases and contracts listed on Exhibit 1 and Exhibit 10A will be delivered to Buyer prior to execution hereof. The assumed equipment leases and contracts are in full force and effect, without default by any party and without any claims made for the right of setoff, except as expressly provided by the terms of such assumed equipment leases and contracts or as disclosed to Buyer in writing at the time of their delivery. The assumed equipment leases and contracts constitute the entire agreements with such contractors relating to the Premises and the Business, have not been amended, modified or supplemented, except for such amendments, modifications and supplements delivered to Buyer, and there are no other agreements with any third parties. Each Seller has performed in all material respects all obligations required to be performed by it under each such assumed equipment leases and contract and no condition exists or event has occurred which with notice or lapse of time would constitute a default or a basis for delay, non-performance, termination, modification or acceleration or maturity or performance by either Seller or by any other party thereto. Other than as contemplated herein, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to either Seller under current or completed agreements, contracts or commitments which constitute the assumed equipment leases and contracts. All assumed equipment leases and contracts have been entered into in the ordinary course of business and have been entered into without the commission of any act or any consideration having been paid or promised that is or would be in violation of any applicable federal, state or local statutes, ordinances, rules, regulations, permits, licenses or other authorizations. All necessary consents to the assignment of the equipment leases and contracts listed on Exhibit 1 and on Exhibit 10A have been obtained.

                  (s) Permits. Sellers possess or have obtained all material licenses, permits, certificates, approvals, easements, and rights-of-way, and proofs of dedication, required from any and all governmental authorities having jurisdiction over the Premises or the Business or from private parties for the present use and operation of the Premises and the Business, to assure the provision of legally required parking on the Premises and to assure vehicular and pedestrian ingress to and egress from the Premises at all access points currently being used.

                  (t) No Construction Contracts. As of the Closing Date, there will be no outstanding contracts made by Sellers for the construction or repair of any improvements to the Premises or the building subject of the Warehouse Lease which have not been fully paid for and Sellers shall cause to be discharged all mechanics' or materialmen's liens arising from any labor or materials furnished to the Premises prior to the Closing Date. It is specifically understood that among other things the Company intends to complete the repainting of the hotel, complete the facade to the casino and complete other refurbishments at a cost of approximately $400,000 all of which the Company shall have paid prior to the Closing Date.

                  (u) Insurance Matters. Neither Seller has received any written notice from any insurance carrier or any of the tenants of any defects or inadequacies in the Premises or the Business, or in any portion thereof, which would materially and adversely affect the insurability thereof or the cost of such insurance. Except as set forth on Schedule 4(u), there are no pending insurance claims.

                  (v) Legal Proceedings. Except as set forth in Schedule 4(v), there are no, and during the last three years there have not been any, claims, actions, suits, proceedings (arbitration or otherwise) or, to the knowledge of each Seller, after due inquiry, investigations involving or affecting each Seller or any assets or properties of either Seller, or any directors, officers or shareholders of the Company or, to the knowledge of Sellers, any employee of or vendor to the Company, before or by any court, government, governmental agency or instrumentality (federal, state, local or foreign), or before an arbitrator of any kind. Except as described in Schedule 4(v), no such pending claim, action, suit, proceeding or investigation, if determined adversely, would either individually or in the aggregate result in a liability in excess of $25,000 in the case of any single action or $50,000 in the case of all such actions or in the aggregate or could result in the loss or diminution of any benefit or privilege presently available to or enjoyed by either Seller that would otherwise be transferable to Buyer hereunder. To the knowledge of Sellers after due inquiry, except as described in Schedule 4(v), no such claim, action, suit, proceeding or investigation is presently threatened or contemplated. There are no unsatisfied judgments, penalties or awards against or affecting either Seller or any of its assets or properties. Except as disclosed in Schedule 4(v), there is no Order or other decision entered, issued, made or rendered by any court, arbitrator, government or governmental agency or instrumentality to which either Seller or any of their assets or properties is subject. To the knowledge of each Seller, neither Seller or any officer, director, trustee or employee of the Company is subject to any Order that prohibits such officer, director, trustee or employee from engaging in or continuing any conduct, activity or practice relating to any business.

                  (w) No Merger. None of the representations or warranties made in this Agreement shall merge into any instrument or conveyance delivered at Closing, and all such representations and warranties shall survive the Closing Date for the period described in Section 15 hereof.

                  (x) Complimentaries; Clubs. The Company is not, and will not be, committed to any slot-club liability or any complimentary arrangement for food or beverage or lodging for any guest or customer as of the Closing Date or any period thereafter which has not been taken into account in determining its "current liabilities," as determined in accordance with GAAP consistently applied and consistent with the Company's past practice.

                  (y) Customer Database. To Sellers' best knowledge, neither of the Sellers nor any employee, representative, affiliate, agent, officer or director of the Company has delivered, and neither of the Sellers shall knowingly permit any employee, representative, agent, officer or director of the Company to deliver the Company's customer database file or records to a third party (other than mailing houses to process such information on behalf of the Company) or allow a third party access to the Company's customer database files and records. The Company's customer database files and records are updated and maintained by the Company regularly and shall be updated and maintained by the Company through the Closing Date in accordance with past practice.

                  (z) Tradenames. Attached as Exhibit 4 to this Agreement is an Assignment of all tradenames, trademarks, copyrights and their registrations ("Tradenames"), owned by Sellers or in which Sellers have any right, license, or for which Sellers have made application. To the best of Sellers' knowledge, Sellers have not infringed, and by their use of their Tradenames, is not infringing on any United States or state trade name, trademark or copyright belonging to any other person, firm or corporation and, to the best of Sellers' knowledge, the use of the Tradenames by Buyer will not conflict with, infringe on or otherwise violate the rights of others. Sellers' specifically represent, warrant and covenant that they will, prior to or at Closing, change the corporate name "Gold Dust Motel, Inc." to a different name not using "Gold Dust," "Gold," "Dust" or any variation thereof by amendment to the Company's Articles of Incorporation and will assign the name "Gold Dust Motel, Inc." to the Buyer.

                  (aa) Material Misstatements or Omissions. Neither this Agreement nor any other document, certificate or statement furnished to Buyer by or on behalf of Sellers or either of them in connection with this Agreement contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein or therein not misleading in light of the context in which they were made.

                  (bb) Continued Accuracy. Each Seller shall use all reasonable efforts to cause their representations and warranties set forth in this
         Section 4 to be true and correct on and as of the Closing Date.

5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER.

         Buyer represents, warrants and covenants to Sellers as of the date of the execution and delivery of this Agreement, as follows. All representations and warranties are true and correct as of the date hereof and, except as otherwise expressly provided herein, will be true and correct as of the Closing Date.

                  (a) Good Standing; Binding Documents. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and is not insolvent. This Agreement has been, and all the documents to be delivered by Buyer to Sellers at the Closing will be, duly authorized, executed and delivered by the signatories hereto, and in the case of the documents to be delivered will be, legal and binding obligations of the signatories thereto enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting rights of contracting parties generally), and do not, and in the case of the documents to be delivered will not, violate any provisions of any agreement to which Buyer is a party or to which it is subject. There are no pending, or to Buyer's knowledge, threatened legal proceedings or actions against Buyer that could impair Buyer's ability to perform its duties and obligations under this Agreement or any agreement to be entered into or delivered by Buyer in connection with this Agreement.

                  (b) Employment. Buyer shall hire all of Sellers' personnel at the Premises immediately following the Closing Date and shall assume all of such personnel's accrued employee benefits; provided however the Buyer shall not be obligated to assume any of the Company's employee benefit or other plans. In accordance with Section 2.8(f), all costs of accrued employee benefits (sick leave, vacation leave, health and life insurance benefits, 401(k) plans, etc., if any) shall be credited to Buyer at the time of Closing. Nothing herein contained shall prevent Buyer from exercising its right to fire or transfer any employee after the Closing Date. On the Closing Date, the Company shall issue to all of its employees payroll checks, dated as of the Closing Date, for all earned salary, wages, sick pay and other compensation and benefits (net of usual withholdings) owed to such employees for their services rendered through the Closing Date other than payment of compensation and bonuses arising under those severance and bonus agreements identified on Schedule 5(b) hereto which are not yet due and payable and the payment of which are and remain the sole responsibility of Sellers. The Company shall comply with all provisions of federal and state law relating to the continuation of health insurance benefits for terminated employees. Buyer shall be responsible for providing WARN Act notices required under the Workers Adjustment Retraining and Notification Act, if and to the extent required, in connection with all employee terminations of the Company's employees effected after the Closing Date, and shall be solely responsible for, and will hold Sellers harmless from, any WARN Act liability arising as a result of any employee termination occurring after the Closing Date. Sellers, however, shall be solely responsible for and shall hold Buyer harmless from any WARN Act liability arising from any employee terminations occurring on or prior to the Closing Date.

                  (c) Notification of Change. Buyer shall promptly notify Sellers of any event or circumstance which makes any representation or warranty of Buyer to Sellers under this Agreement materially untrue or misleading or any covenant of Buyer under this Agreement incapable of being performed.

                  (d) Liquor and Gaming Licenses. Buyer shall, at its own expense, forthwith apply for and diligently pursue the issuance of liquor licenses and non-restricted gaming licenses from the Nevada Gaming Authorities and from all other Governmental Authorities having jurisdiction for the conduct by the Buyer of the Buyer's contemplated gaming, motel, restaurant and cocktail business at the Premises from and after the Transfer. The applications shall comply with the requirements of the Nevada Gaming Act and the regulations promulgated thereunder and other laws and regulations as applicable. The Buyer shall take all reasonable actions to obtain approval of the non-restricted gaming licenses from the Nevada Gaming Authorities prior to March 31, 2001 and shall diligently and in good faith process its applications and avoid taking any action that would delay the investigation and processing thereof by the Nevada Gaming Authorities and other appropriate Governmental Authorities and shall avoid any delays in scheduling the applications for hearing before the Nevada Gaming Authorities. The Sellers shall cooperate fully and in good faith with the Buyer, as and to the extent the Buyer may reasonably request, in processing the application and the Sellers shall execute and deliver all certificates, instruments and documents as the Buyer may reasonably request in connection therewith.

                  (e) Material Misstatements or Omissions. Neither this Agreement nor any other document, certificate or statement furnished to Sellers by or on behalf of Buyer in connection with this Agreement contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein or therein not misleading in light of the context in which they were made.

                  (f) Continued Accuracy. Buyer shall use all reasonable efforts to cause its representations and warranties set forth in this Section 5 to be true and correct on and as of the Closing Date.

6.       CONDITIONS PRECEDENT TO CLOSING.

                  (a) Buyer's Conditions Precedent. The following shall be conditions precedent to Buyer's obligation to consummate the purchase and sale transaction contemplated herein (the "Buyer's Conditions Precedent"):

                           (i) All representations and warranties of Sellers in Section 4 shall be true and correct as of the Closing Date and all agreements, covenants and obligations of Sellers under this Agreement to be performed or complied with on or before the Closing Date shall have been performed or complied with and Sellers shall have executed and delivered to Buyer a certificate to that effect in the form attached as Schedule 6(a)(i) hereto ("Sellers' Certificate").

                           (ii) No material breach or default by either Seller shall have occurred hereunder that has not been cured to Buyer's reasonable satisfaction. Buyer shall provide Sellers with written notice of any material breach or default by Sellers promptly upon Buyer's discovering that such breach or default exists.

                           (iii) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated.

                           (iv) The Nevada Gaming Authorities shall have determined that Buyer is a suitable purchaser for the Premises and shall have approved the sale of the Premises and shall have licensed the Buyer's ability to assume control and operation of the Premises and the Business as of the Closing Date. Approvals from all other applicable counties, cities and other municipalities having jurisdiction over the gaming and liquor operations on the Premises shall have been obtained. No certificate of occupancy or any liquor or gaming license shall have been revoked or suspended by the responsible governmental agency.

                           (v) Sellers shall have executed and delivered to Buyer at the Closing the documents which they are required to so execute and deliver pursuant to Section 8.

                           (vi) Buyer shall have received the legal opinion of Bible, Hoy & Trachok in the form attached hereto as Schedule 6(a)(vi).

                           (vii) The Closing shall not directly or indirectly (with or without notice or lapse of time), violate, contravene, materially conflict with or result in a violation of any law and shall not violate any order or decree of any court or governmental body of competent jurisdiction, and no suit, action, proceeding or investigation shall have been brought or threatened by any Person (other than Buyer or an affiliate of Buyer) which questions the validity or legality of this Agreement or the transactions contemplated hereby.

                           (viii) Each of the Company and the Shareholders shall have entered into a Confidentiality and Non-Competition Agreement in the form attached hereto as Exhibits 21A and 21B, respectively.

                           (ix) The Buyer shall have received an Alta Owner's and Lender's policy of Title Insurance which does not deviate materially from the Title Report and which shall include all endorsements reasonably requested by Buyer or Lender and which shall also include leasehold coverage as to the Piazzo property.

                  Each of Buyer's Conditions Precedent may be waived in whole or in part by Buyer by written notice to Sellers and at Closing, all Buyer's Conditions Precedent set forth herein shall either be satisfied or so waived. Sellers shall use all reasonable efforts to ensure that Buyer's Conditions Precedent are satisfied prior to the Closing Date contemplated hereunder.

                  (b) Sellers' Conditions Precedent. The following shall be conditions precedent to Sellers' obligation to consummate the purchase and sale transaction contemplated herein (the "Sellers' Conditions Precedent"):

                           (i) Buyer shall have delivered the Purchase Price (subject to the prorations and adjustments provided for in this Agreement), and, if applicable, escrow agent shall have delivered the Purchase Deposit and interest, as required hereunder.

                           (ii) All representations and warranties of Buyer in Section 5 shall be true and correct as of the Closing Date and all agreements, covenants and obligations of Buyer under this Agreement to be performed or complied with on or before the Closing Date shall have been performed or complied with and Buyer shall have executed and delivered to Sellers a certificate to such effect in the form attached at Schedule 6(b)(ii) hereto ("Buyer's Certificate").

                           (iii) No material breach or default by Buyer shall have occurred hereunder that has not been cured to Sellers' reasonable satisfaction. Sellers shall provide Buyer with written notice of any material breach or default by Buyer promptly upon Sellers' discovering that such breach or default exists.

                           (iv) The Closing shall not directly or indirectly (with or without notice or lapse of time), violate, contravene, materially conflict with or result in a violation of any law and shall not violate any order or decree of any court or governmental body of competent jurisdiction, and no suit, action, proceeding or investigation shall have been brought or threatened by any Person (other than Sellers or an affiliate of Sellers) which questions the validity or legality of this Agreement or the transactions contemplated hereby.

                           (v) The applicable waiting periods, if any, under the HSR Act shall have expired or been terminated.

                           (vi) The Nevada Gaming Authorities shall have determined that Buyer is a suitable purchaser for the Premises and shall have approved the sale of the Premises and shall have licensed the Buyer's ability to assume control and operation of the Premises and the Business as of the Closing Date. Approvals from all other applicable counties, cities and other municipalities having jurisdiction over the gaming and liquor operations on the Premises shall have been obtained. No certificate of occupancy or any liquor or gaming license shall have been revoked or suspended by the responsible governmental agency.

                           (vii) Buyer shall have executed and delivered to Sellers at the Closing the documents which it is required to so execute and deliver pursuant to Section 9.

                           (viii) Sellers shall have received the legal opinion of Jones & Keller, P.C. in the form attached hereto as Schedule 6(b)(viii).

                  Each of Sellers' Conditions Precedent may be waived in whole or in part by Sellers by written notice to Buyer and at Closing, all Sellers' Conditions Precedent set forth herein shall either be satisfied or so waived. Buyer shall use all reasonable efforts to ensure that such Sellers' Conditions Precedent are satisfied prior to the Closing Date contemplated hereunder.

                  (c) Mutual Conditions Precedent.

                           (i) Prior to execution hereof, Buyer and Sellers shall have agreed upon and executed a joint certificate generally allocating the Purchase Price among the Premises and Purchased Assets as set forth in Exhibit 20; provided however that Exhibit 20 may be modified by mutual agreement of the parties prior to Closing if, based on additional information coming to the attention of the parties, such modification is appropriate. Buyer and Sellers acknowledge that such allocation shall have been arrived at by arm's length negotiation, and Buyer and Sellers hereby agree, subject to the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder, in good faith to endeavor to report consistently, in any tax return completed or filed by such party, the sale of the Premises and Purchased Assets pursuant to this Agreement in accordance with the allocation. Sellers shall provide to Buyer, and Buyer shall provide to Sellers, all information for Part 1 of U.S. Treasury Department Form 8594 which will enable Buyer and Sellers each to make, in a timely manner, all filings (including supplemental filings) deemed appropriate by Sellers or Buyer pursuant to Section 1060 of the Code, and the Treasury Regulations promulgated thereunder. All information provided by Sellers and Buyer in compliance with this paragraph shall be complete and accurate in all respects.

                           (ii) Within 30 days after the date of this Agreement, Buyer and the Company shall, if required, prepare and file proper notification forms and affidavits in compliance with the HSR Act. Buyer and the Company shall each pay one-half of all fees payable to Governmental Authorities in connection with such filings. If, following the filing of such forms, any Governmental Authority shall challenge the transaction contemplated hereby, or request additional filings or information, Buyer and the Company shall take preliminary steps to attempt to ascertain the nature of the challenge and the likelihood that the Governmental Authority will permit the transaction contemplated hereby to proceed notwithstanding the challenge. After taking such preliminary steps, neither Buyer nor the Company shall have any obligation to contest such challenge or make or provide any such filing or information, and each shall be entitled, at its option, to withdraw its filing and terminate this Agreement.

                  (d) As used herein, the term "Condition Precedent" shall refer to any of Buyer's Conditions Precedent or Sellers' Conditions Precedent or the Mutual Conditions Precedent.

7.       COVENANTS OF SELLERS.

         Sellers  hereby covenant to Buyer, as follows:

                  (a) Prior to the Closing, Sellers shall neither execute any new material leases, nor terminate, renew, amend or modify any existing lease without Buyer's prior written consent. Buyer's consent to any such matter shall be deemed given by Buyer if Buyer fails to respond to Sellers' written request for such consent within ten (10) business days after Buyer's receipt thereof.

                  (b) Prior to the Closing, neither Seller shall, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed: (i) enter into any new contract with respect to the Premises or the Business which will survive the Closing, nor (ii) renew, amend or modify any assumed contract (provided Sellers may amend or modify any assumed contract in the ordinary course of business and such amendment or modification does not give rise to any additional obligation that would be assumed by Buyer that exceeds Five Thousand and no/Dollars ($5,000) for a single assumed contract and Fifty Thousand and no/Dollars ($50,000) in the aggregate for all assumed contracts, and provided all such assumed contracts remain terminable by Sellers and their successors upon no more than thirty (30) days notice to the other party thereunder). Buyer's consent to any such matter shall be deemed given by Buyer if

         Buyer fails to respond to Sellers' written request for such consent within ten (10) business days after Buyer's receipt thereof; provided however, nothing in this subsection shall prevent the Sellers from leasing, purchasing or acquiring Gaming Devices, by installment contract or otherwise, or entering into participation agreements with respect thereto, if deemed by the Sellers to be in the best interest of the Business.

                  (c) The existing insurance policies, or equivalent coverage, shall remain continuously in force through the Closing Date.

                  (d) At all times prior to the Closing, Sellers shall operate, and manage the Premises in a manner consistent with Sellers' past practices and the provisions of this Agreement, shall maintain present services, shall maintain the Premises in good repair and working order, and shall perform in all material respects when due all of Sellers' obligations under any leases and the assumed contracts and otherwise in accordance in all material respects with applicable permits, licenses and laws, ordinances, rules and regulations affecting the Premises or the Business. Sellers shall, in the ordinary course of business of operating the Premises or the Business, replace any inventory or supplies that are depleted, and any inventory, furniture, fixtures, equipment or supplies that are damaged, become obsolete or inoperable in the ordinary course of business after the date hereof. Except as otherwise provided herein, Sellers shall deliver the Premises to Buyer at the Closing in substantially the same condition as it was on the date hereof, normal wear and tear excepted. None of the Purchased Assets shall be removed from the Premises, unless replaced by Purchased Assets of equal or greater utility and value.

                  (e) The Company shall maintain its books and records in accordance with past practices, shall pay all bills and invoices for labor, goods, materials and services of any kind relating to the Premises or the Business, and employee salary, worker's compensation and other accrued benefits, together with all applicable payroll taxes, that became due and payable during the period on or prior to the Closing.

                  (f) After the date hereof and prior to the Closing, no part of the Premises, or any interest therein, will be alienated, liened, encumbered or otherwise transferred.

                  (g) Sellers shall not take any action, fail to take any action or permit to occur any event which would breach any of its covenants contained herein or cause any of their representations or warranties to be untrue if made immediately after such event or which would have been required (or result in any situation which would be required) to be disclosed hereunder had such action or inaction been taken or failed to have occurred or had such event occurred prior to the date hereof. Sellers shall notify Buyer of any material change in any condition with respect to the Premises or the Business, or of any event or circumstance which makes any representation or warranty of Sellers under this Agreement untrue or misleading, or any covenant of Sellers under this Agreement incapable or less likely of being performed promptly after Sellers become aware thereof.

                  (h) On the Closing Date, Sellers shall deliver possession of the Premises and the building subject of the Warehouse Lease to Buyer, free of any tenants other than under the Sierra Development Operating Lease.

                  (i) There will not be any material change in the compensation and benefits of any personnel employed in the Business except for changes in the ordinary course of business consistent with past practice.

                  (j) From and after the date of this Agreement and until the Closing Date, neither Seller nor other agents retained by or acting on behalf of them shall, directly or indirectly, solicit, initiate or encourage, or enter into any agreement with, or hold discussions with, any corporation, partnership, person or other entity or group (other than Buyer) seeking to make a proposal regarding a sale or purchase of the Premises or the equity interests of Sellers or a merger, consolidation, sale, business combination, strategic alliance or purchase of assets or other similar transaction involving Sellers.

8.       SELLERS' CLOSING DOCUMENTS.

         On the Closing Date, Sellers shall deliver or cause to be delivered to Buyer the following:

                  (a) Fee simple title to the Fee Property as evidenced by the Deed free and clear of all liens, exceptions and encumbrances other than as set forth in the Title Report.

                  (b) ALTA Owner's Policy of Title Insurance issued by Title Company insuring Buyer's title to the Fee Property to be free and clear of all liens and encumbrances except for items 1 through 13 (all taxes and assessments current), and 14 through 25, as shown on the Title Report, which shall include leasehold coverage as to the Piazzo Property. Buyer has elected to purchase an ALTA Owner's and Lender's Policy of Title Insurance and any endorsement thereto as Buyer and Lender may desire. Buyer shall pay all costs, charges and expenses, including, without limitation, the cost of an ALTA survey, relating to ALTA coverage to the extent the costs, charges and expenses exceed the amount Sellers would have paid for a CLTA Owner's Policy of Title Insurance.

                  (c) The Assignment of Sierra Development Operating Lease with lessee's consent attached.

                  (d) The Assignment of Piazzo Lease with lessor's consent attached.

                  (e) The Assignment of Warehouse Lease with lessor's consent attached.

                  (f) The Cavanaugh Lease Cancellation Agreement.

                  (g) The Gold Dust Bill of Sale.

                  (h) The Shareholder's Bill of Sale.

                  (i) Assignment of Tradenames.

                  (j) Assignment of Equipment Leases and Contracts.

                  (k) The Joint Closing Instructions.

                  (l) The opinion of Bible, Hoy & Trachok.

                  (m) An executed copy of the tax allocation schedule in the form attached hereto as Exhibit 20.

                  (n) An executed copy of the Non-Competition Agreements in the forms attached hereto as Exhibits 21A and 21B.

                  (o) A Seller's Certificate executed by Sellers.

                  (p) List of accrued employee benefits as of the Closing Date, as contemplated in Section 2.8(f).

                  (q) Good standing certificate for the Company from the Secretary of State of Nevada.

                  (r) Certified copies of the corporate resolutions of the Company's Board of Directors and Shareholders authorizing the execution and delivery of this Agreement and consummation of the transactions contemplated hereunder.

                  (s) Any other documents, instruments or agreements reasonably necessary to close the transaction as contemplated by this Agreement.

9.       BUYER'S CLOSING DOCUMENTS.

         On or before Closing, Buyer shall deliver to Sellers:

                  (a) The Purchase Price, less the Sellers' share of closing costs and prorations, by wire transfer of immediately available funds or cashier's check.

                  (b) The Buyer Assumption and Indemnity Agreement.

                  (c) The opinion of Jones & Keller, P.C.

                  (d) An executed copy of the tax allocation schedule in the form attached hereto as Exhibit 20.

                  (e) An executed copy of the Non-Competition Agreements in the forms attached hereto as Exhibits 21A and 21B.

                  (f) A Buyer's Certificate executed by Buyer.

                  (g) The Joint Closing Instructions.

                  (h) Any other documents, instruments or agreements reasonably necessary to close the transaction as contemplated by this Agreement.

10.      CONFIDENTIALITY.

                  (a) Disclosures. Prior to the Closing Date, Buyer shall treat as confidential and shall not disclose or use, and will direct its representatives not to disclose or use, to the detriment of Sellers, any information with respect to the Premises or Business which was obtained by Buyer as a result of its investigations, or furnished by the Sellers or its representatives to the Buyer or its representatives at any time or in any manner in connection with the purchase and sale transaction contemplated by this Agreement (the "Transaction"). Upon termination of this Agreement, Buyer shall either (i) return to Sellers all of the information which Buyer received from Sellers during its investigation, or (ii) immediately destroy all of such information and certify in writing to Sellers that it has done so. The confidentiality and non-disclosure obligations contained in this Section 10 shall not apply if, and to the extent, the Buyer can demonstrate that: (a) the information was known to Buyer (as established by written documents existing before disclosure of such information by Sellers) prior to the earlier of its investigation or its receipt of such information from Sellers, (b) the information is or becomes part of the public domain other than by Buyer's (or its representatives) direct or indirect act,
         (c) the information is legally disclosed to Buyer by a third-party without confidential or proprietary restrictions, or (d) similar information is independently developed by Buyer without access to Sellers' information. In the event that Buyer or its representatives are at any time requested or required by any court or any other duly authorized governmental entity (by oral questions, interrogatories, requests for information or documents, subpoena, or similar process) to disclose any of the information from its investigation or received from Sellers, Buyer agrees to provide the Sellers with prompt notice of such request(s) so that Sellers may seek an appropriate protective order and/or waive compliance with the provisions of this Section 10.

                  (b) Communications. Prior to the Closing, neither Buyer nor Sellers will (and each will direct its representatives not to) make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding the Transaction or any of the conditions, or other aspects of the Transaction; provided, however, that Buyer and Sellers may discuss with and provide information regarding the Transaction, (i) as required by securities disclosure laws, (ii) to the media and to stock analysts, investment bankers and other financial analysts, so long as such discussions and the information provided by the disclosing party is within the scope of any press release approved by Buyer and Sellers (and such information does not address issues or provide information which was not addressed or provided in such joint press release), and (iii) to Buyer's and Sellers' respective lenders, attorneys, accountants, advisors and other representatives (provided Buyer or Sellers, as the case may be, concurrently informs all of such persons and entities of the confidential nature of such information). Further, Buyer shall have the right to contact and provide information regarding the Transaction to the Nevada Gaming Authorities and any other governmental or regulatory authority. If either Buyer or Sellers are required by law to make any disclosures which would otherwise be disallowed by this Section 10, the party intending to make such disclosure must first provide to the other party for review and approval (which shall not be unreasonably withheld or delayed) the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

         The obligations set forth in this Section 10 shall survive the termination of this Agreement.

11.      OTHER COVENANTS OF THE BUYER AND SELLERS.

                  (a) Tax Considerations. Buyer agrees that the Shareholder may assign his interest in the Cavanaugh Property to an exchange facilitator for the purpose of completing an exchange of the Cavanaugh Property in a transaction which will qualify for treatment as a tax deferred exchange pursuant to the provisions of Section 1031 of the Code and applicable state revenue and taxation code sections (a "1031 Exchange"). Buyer agrees to cooperate with the Shareholder in implementing any assignment and 1031 Exchange provided that such cooperation shall not entail any additional expense to the Buyer or cause the Buyer any liability whatsoever beyond Buyer's existing obligations under this Agreement. No assignment by the Shareholder shall relieve Shareholder from any of his obligations hereunder, nor shall the Shareholder's ability to consummate a tax deferred exchange be a condition to the performance of the Shareholder's obligations under this Agreement.

                  (b) Costs. Costs and expenses relating to the Transaction shall be borne and paid as follows:

                           (i) All documentary stamp or transfer taxes and fees and recording fees relating to the Deed shall be borne and paid by Company and all sales, use or similar taxes, if any, relating to the Premises and the Purchased Assets shall be paid by the Company and the Company shall deliver a receipt prior to or at Closing from the

                                    Nevada Department of Taxation showing that it has paid all sales taxes due and owing.

                           (ii) The Company shall have paid all required state unemployment taxes through the date of Closing and shall deliver at Closing a letter to such effect from the Nevada Department of Employment Security.

                           (iii) The Buyer has elected to purchase an ALTA Owner's and Lender's Policy of Title Insurance and endorsements as provided in
                                    Section 8(b). The Company shall be
                                    responsible for the payment of that portion of the premium which would equal the cost of a CLTA Owner's Policy of Title Insurance and Buyer shall be responsible for all costs, charges and expenses in excess of that amount.

                           (iv) The costs and expenses of Title Company for the escrowing of the monies and documents as contemplated herein and by the Joint Closing Instructions shall be paid one-half by Company and one-half by Buyer.

                           (v) Except as otherwise specifically provided in this Agreement, Sellers and Buyer shall bear their own costs and expenses arising out of the negotiation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein including, without limitation, legal and accounting fees and expenses.

                  (c) Gaming Taxes and Fees. Buyer shall be responsible for the payment of all expenses relating to the approval of Buyer for a non-restricted gaming license for the Premises and shall further be responsible for all gaming taxes and fees relating to the transfer of the Purchased Assets to Buyer which may be assessed by the Nevada Gaming Authorities pursuant to Chapter 463 of the Nevada Revised Statutes or the Regulations promulgated thereunder and all gaming taxes and fees accruing after the Transfer.

                  (d) Possession. Possession of the Premises and the Motel/Casino Operation shall be given to Buyer as of the Transfer as follows:

                           (i) The Sellers will give the Buyer possession of the Premises at the Transfer. The Company will be entitled to retain all cash relating to the Motel/Casino Operation other than in Bankroll Funds, which Buyer shall purchase.

                           (ii) The cash in the buckets, currency acceptors, drop boxes and hoppers (or slot drops) in all Gaming Devices shall be collected and counted as a portion of the Bankroll Funds, except that all $.05 Gaming Devices shall have $80 in fills (loads) and all $.25 Gaming Devices shall have $200 of fills (loads) as of the Transfer which shall not be deemed Bankroll Funds.

                           (iii) With respect to progressive jackpots, if any, the Company shall be responsible for the accrued liability shown by the progressive meter readings (less resets) on the machines as of the Transfer and the books and records of the Company.

                           (iv) As soon as practicable, Company and Buyer will agree upon a transition plan containing full details of the procedures for the transfer of the Bankroll Funds and the operations of the casino embodying the understandings set forth in this Section.

                           (v) Buyer understands that Company, in the normal course of business, has conducted special events or promotions designed to attract customers to the Motel/Casino Operation, one or more of which special events or promotions involved the issuance of discount or other customer entitlement coupons. Buyer agrees to accept and honor all valid and unexpired discount or entitlement coupons tendered to the Motel/Casino Operations after the Transfer. Company shall indemnify Buyer from all expenses in excess of $10,000 relating to any promotional discounts and coupons which are issued prior to the Transfer but redeemed subsequent thereto.

                           (vi) Sellers shall pay all costs up to an aggregate amount of Fifty Thousand and no/100 Dollars ($50,000) incurred in obtaining a Business License from the City of Reno and any related approvals or permits for the Premises including the cost of any repairs or improvements required to be made to the buildings situated thereon by the City's Fire Department and/or Building Department. Any such costs shall have been paid at the Transfer by the Sellers, or shall be deducted from the Purchase Price and paid by the Buyer at Closing. In the event the costs incurred in obtaining the Business License and any other required approval, license or permit for the Premises, including the cost of any repairs or improvements required to be made to the buildings situated thereon, exceed the sum of $50,000. Buyer may pay any costs incurred for any remodeling or additional improvements to the Premises which are required by the City of Reno as a condition for the Business License and any other required approval, license or permit and any costs incurred in satisfying any requirement imposed by the City's Fire Department and/or Building Department. If such costs exceed $50,000, the Buyer may elect not to pay them and terminate this Agreement under Section 14(a)(iv) hereof.

12.      CLOSING; CLOSING DATE.

         Subject to the satisfaction of all terms and conditions set forth in this Agreement, and unless extended pursuant to Section 14 below, the closing of the sale and purchase herein contemplated (the "Closing") shall occur on the Closing Date defined in Section 1.16 above, at the offices of Bible, Hoy & Trachok in Reno, Nevada.

13.      LOSS BY FIRE, OTHER CASUALTY OR CONDEMNATION.

                  (a) Destruction or Damage. In the event that prior to the Closing Date, the Premises, or any material part thereof, is destroyed or damaged, Buyer shall have the right exercisable by giving notice to Sellers within fifteen (15) days after Buyer learns of the same, to terminate this Agreement. If Buyer does not elect to so terminate, then Buyer shall accept the Premises on the Closing Date in its then physical condition with no reduction in the Purchase Price and Buyer shall be entitled to receive (i) an assignment of all of Sellers' rights to any insurance proceeds payable by reason of such damage or destruction, and Sellers shall execute and deliver to Buyer a written assignment thereof (together with all of Sellers' right to compromise, settle or adjust any claims to such proceeds) at or prior to the Closing and (ii) a credit against the Purchase Price for any deductible or self insured retention on any insurance policy or obligated person responsible for such claim, deductible or retention. Sellers shall cooperate with Buyer and take all reasonable actions requested by Buyer in order to give effect to and carry out the intent and terms of such assignment provided that in no event shall Sellers be required to incur any cost or expense in doing so (and, subject to the foregoing, Sellers shall be relieved of any further obligation with respect to the collection of such proceeds). Sellers shall not compromise, settle or adjust any claims to such proceeds without Buyer's prior written consent, and any proceeds received by Sellers prior to the Closing Date shall be deposited into escrow and disbursed to Buyer at the Closing.

                  (b) Condemnation. In the event that prior to the Closing Date, the Premises, or any part thereof, is taken or becomes condemned or becomes the subject of a pending or threatened taking, condemnation or rezoning by any governmental, quasi- governmental or public authority, under Chapter 279 of the Nevada Revised Statutes or otherwise, Buyer shall have the right to proceed as set forth in this Section 13.

                           (i) Buyer shall have the right exercisable by giving notice to Sellers within fifteen (15) days after Buyer learns of the same, to terminate this Agreement in the event that the condemnation or taking is, or would be if consummated, a Material Taking

                                    Condition. As used herein, a "Material
                                    Taking Condition" shall have occurred in the event that the Premises or any portion thereof is condemned or taken such that (A) access to or egress from the Premises or any portion thereof (as such access and egress exists on the date of this Agreement) shall be materially impaired) or (B) Buyer determines reasonably and in good faith that its plans to develop and operate the Premises as a gaming and liquor establishment will be materially and adversely affected thereby. Buyer shall include in any such termination notice Buyer's good faith explanation supporting Buyer's determination that a Material Taking Condition has occurred. In the event Buyer delivers any such termination notice, neither party shall have any further rights or obligations hereunder except that any Purchase Deposit with interest, if any, shall be immediately refunded to Buyer or in the alternative, any letter of credit in favor of Sellers shall be immediately cancelled.

                           (ii) If Buyer does not terminate the Agreement pursuant to the foregoing provisions of this
                                    Section 13(b), then Buyer shall be required to proceed to Closing, subject to the other terms and Conditions Precedent set forth in this Agreement, and Buyer shall accept the Premises on the Closing Date subject to such condemnation or taking with no reduction in the Purchase Price, in which case Buyer shall be entitled to receive an assignment of all of Sellers' rights to any condemnation or taking awards or proceeds payable by reason of such condemnation or taking awards, or proceeds payable by reason of such condemnation or taking, and Sellers shall execute and deliver to Buyer a written assignment thereof (together with all of Sellers' rights to compromise, settle or adjust any claims to such awards or proceeds) at or prior to the Closing. Upon Sellers' delivery of such assignment, Sellers shall cooperate with Buyer and take all reasonable actions requested by Buyer in order to give effect to and carry out the intent and terms of such assignment, provided that in no event shall Sellers be required to incur any cost or expense in doing so (and, subject to the foregoing, Sellers shall be relieved of any further obligation with respect to the collection of such awards and proceeds). If Buyer proceeds under this clause (ii), Sellers shall not compromise, settle or adjust any claims to such awards or proceeds without Buyer's prior written consent and any awards or proceeds received by Sellers prior to the Closing Date shall be deposited in the Closing escrow and disbursed to Buyer hereunder.

                  (c) Notice. Sellers agree to give Buyer written notice of any condemnation or taking, or threatened condemnation or taking, and any damage or destruction of the Premises, promptly after learning of the same. The provisions of this Section 13 shall survive the Closing.

14.      TERMINATION AND EXTENSIONS.

                  (a) Termination.

                      (i) The Buyer may terminate this Agreement, if no later than March 31, 2000, the result of Buyer's investigations conducted pursuant to Section 3 discloses any fact or circumstance that makes any of Sellers' representations or warranties materially incorrect or inaccurate in which event the Purchase Deposit and interest, if any, on deposit with the escrow agent shall be immediately returned to Buyer or, in the alternative, the Buyer's letter of credit shall be immediately cancelled and the Buyer shall have no further rights hereunder or remedies against the Sellers for breach of their representations and warranties.

                      (ii) If the Closing has not occurred by January 31, 2001 through no fault of the Sellers, this Agreement shall, subject to the extensions in (v) and (vi) below, automatically terminate, and the Purchase Deposit and interest, if any, shall be paid to the Sellers. Upon termination under this subsection
                            (ii), neither party shall have any further remedies against the other.

                      (iii) If the Closing has not occurred by January 31, 2001, subject to the extensions in (v) and (vi) below, only because of the Sellers' refusal to close, the Purchase Deposit and interest, if any, shall be returned to Buyer or its letter of credit cancelled, and Buyer shall retain any legal remedies it may have against Sellers; if the Closing has not occurred by January 31, 2001, subject to the extensions in (v) and (vi) below, because of a failure of any of the conditions set forth in
                            Section 6(a)(i)-(ix), except Section 6(a)(iv), the Buyer shall have the right to (A) proceed to Closing on the same terms and conditions set forth in this Agreement, or (B) terminate this Agreement and receive the Purchase Deposit and interest, if any, from the escrow agent, or in the alternative, immediately cancel the letter of credit. Upon termination under this subsection (B), the Buyer shall only have rights and remedies against the Sellers for breach of Sellers' representations or warranties which were not true on the date of execution of this Agreement or a breach of this Agreement under Sections 2.7, 3(b), 7 or 11(b)(ii).

                      (iv) If the Closing does not occur because of Buyer's termination of this Agreement under Section 11(d)(vi) or Section 13, the Purchase Deposit and all other sums on deposit with the escrow agent shall be immediately returned to Buyer or, in the alternative, the Buyer's letter of credit shall be immediately cancelled and the Buyer shall have no legal remedies against the Sellers.

                      (v) Subject to the foregoing, this Agreement shall automatically terminate on January 31, 2001 unless Buyer has deposited into escrow with an escrow agent pursuant to an escrow agreement satisfactory to Buyer and Sellers the sum of Fifty Thousand Dollars ($50,000) (the "First Escrow Payment"), in which event this Agreement shall continue in full force and effect through February 28, 2001.

                      (vi) If the Closing has not occurred on or before February 28, 2001, through no fault of the Sellers, then this Agreement shall automatically terminate on March 1, 2001 and the escrow agent shall pay the First Escrow Payment to the Sellers unless Buyer has deposited into escrow the sum of Fifty Thousand Dollars ($50,000) (the "Second Escrow Payment"), in which event this Agreement shall continue in full force and effect through March 31, 2001.

                      (vii) If the Closing has not occurred by March 31, 2001 through no fault of the Sellers, both the First and Second Escrow Payments, plus the Purchase Deposit shall be paid to the Sellers and this Agreement shall be terminated as of 12:01 a.m. April 1, 2001. Upon termination under this subsection (vii) neither party shall have any further remedies against the other.

                      (viii) Any amounts deposited by Buyer under (iii) and (iv)
                             above shall be paid to the Buyer if a Closing occurs.

                      (ix) The Buyer, at its expense, will immediately engage a reputable engineering firm to perform an industry standard Phase I environmental report on the Premises which shall include an examination of the structures on the Premises and a report with respect to any asbestos problem. Such report shall be completed as soon as possible, but no later than March 31, 2000. If the results of the report are materially unsatisfactory in the Buyer's reasonable business judgment and if the Seller declines to fully satisfy, at its sole expense, the recommendations set forth in the report, including all necessary remediation measures, the Buyer shall have the right to: (A) proceed to Closing on the same terms and conditions set forth in this Agreement, or (B) terminate this Agreement and receive the Purchase Deposit and interest, if any, from the escrow agent, or in the alternative, immediately cancel the letter of credit; provided however, if Buyer elects to proceed to Closing under alternative (A) it will satisfy, at its sole expense, the recommendations set forth in the report and, unless the Sellers had actual, conscious knowledge of the defects causing the recommendations, the Buyer shall have no legal remedy against the Sellers for such defects.

                      (x) The Buyer at its expense will immediately engage a reputable firm to conduct an ALTA survey of the Premises. Such report shall be completed as soon as possible but not later than March 31, 2000. If the survey discloses the existence of easements or items are reflected which, in the Buyer's reasonable discretion, adversely affect Title or the Buyer's ability to utilize or expand the improvements on the Premises or other defects which materially deviate from the Title Report and the Seller declines, at its sole expense, to cause such easements to be removed or to cure such defects, the Buyer shall have the right to: (A) proceed to Closing on the same terms and conditions set forth in this Agreement; or (B) terminate this Agreement and receive the Purchase Deposit and interest, if any from the escrow agent, or in the alternative, immediately cancel the letter of credit. Upon any such termination, the Buyer shall have no further legal remedies against the Sellers.

                      (xi) The Buyer at its expense will immediately engage a reputable law firm to determine that the provisions of NRS 463.1605 and applicable local ordinances do not restrict the Nevada Gaming Authorities from granting Buyer a nonrestricted gaming license at the Premises. The determination shall be completed as soon as possible but not later than March 31, 2000. If the determination discloses facts which, in the Buyer's reasonable discretion, adversely affect the Buyer's ability to utilize or expand the improvements on the Premises, the Buyer shall have the right to: (A) proceed to Closing on the same terms and conditions set forth in this Agreement; or
                            (B) terminate this Agreement and receive the Purchase Deposit and interest, if any, from the escrow agent or, in the alternative, immediately cancel the letter of credit. Upon any such determination, the Buyer shall have no further legal remedies against the Sellers.

                      (xii) Thirty days prior to Closing, accountants for the
                            Company and accountants for the Buyer shall calculate the Company's EBITDA according to Exhibit 9B. If such EBITDA is less than $5,100,000 for the twelve months immediately preceding the month in which the Closing is to occur, the Buyer shall have the right to: (A) proceed to Closing on the terms and conditions set forth in this Agreement; or (B) terminate this Agreement and receive from the escrow agent all amounts deposited under (iii) and (iv) above along with the Purchase Deposit and interest, if any, or in the alternative, cancel the letter of credit. Upon termination under subsection (B) hereof, the Buyer shall have no further legal remedies against the Sellers.

15.      INDEMNIFICATIONS.

                  (a) Indemnification by Sellers. Sellers, jointly and severally as the Company and the Shareholder, shall indemnify, defend and hold harmless Buyer, and its officers, directors, shareholders, employees, agents, representatives and affiliates (collectively, "Buyer Indemnified Persons") against and in respect of any and all losses, costs, expenses (including, without limitation, costs of investigation and defense and reasonable attorneys' fees), claims, damages, obligations, liabilities or diminution in value, whether or not involving a third-party claim (collectively, "Damages"), arising out of, based upon or otherwise in respect of: (i) any third party claim related to the Premises or the Business and arising from any act, conduct or omission of Sellers or their affiliates occurring at any time or times before or on the Closing Date; or (ii) any liability or obligation of Buyer as a result of Sellers' or Buyer's failure to comply with bulk sales or bulk transfer laws or to pay sales taxes, if any, resulting from the sale of assets contemplated by this Agreement.

                  (b) Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless the Company, its officers, directors, employees, agents, representatives and affiliates, and the Shareholders (collectively, "Sellers Indemnified Persons"), against and in respect of any and all Damages, arising out of, based upon or otherwise in respect of any third party claim related to the Premises or the Business and arising from any act, conduct or omission of Buyer or its affiliates, occurring at any time or times after the Transfer.

                  (c) Procedure for Indemnification -- Third Party Claims.

                      (i) Within 15 days after receipt by an indemnified party of notice of the commencement of any proceeding against it to which the indemnification in this
                            Section 15 relates, such indemnified party shall, if a claim is to be made against an indemnifying party under Section 15, give notice to the indemnifying party of the commencement of such proceeding, but the failure to so notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such proceeding is materially prejudiced by the indemnified party's failure to give such notice.

                      (ii) If any proceeding referred to in paragraph (i) above is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes (unless (x) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (y) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under Section 15 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, If the indemnifying party assumes the defense of a proceeding, without reservation of rights, (aa) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (bb) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless
                            (A) there is no finding or admission of a violation of laws by the indemnified person (or any affiliate thereof) or any violation of the rights of any entity or person and no effect on any other claims that may be made against the indemnified party, and
                            (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and
                            (cc) the indemnifying party will have no liability with respect to any compromise or settlement of the claims underlying such proceeding effected without its consent (which shall not be unreasonably withheld or delayed). If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within thirty (30) business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

                      (iii) Notwithstanding the foregoing, if an indemnified
                            party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, with respect to those issues, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld or delayed).

                  (d) Procedure for Indemnification -- Other Claims. A claim for any matter under Section 15(a)(ii) shall be governed by the procedures set forth in (c) immediately above.

                  (e) Limitations and Requirements -- Sellers Indemnification.

                      (i) Except as may otherwise expressly be provided in this Agreement and in the absence of fraud or intentional misrepresentation by Sellers, no claim for indemnification arising out of or based upon
                            Section 15(a)(i), or

                      (ii) shall be made unless a claim arises and written notice pursuant to Section 15(c) or 15(d) is delivered to the indemnifying party on or prior to the end of the thirty-sixth month following Closing.

                  (f) Limitations and Requirements -- Buyer's Indemnification.

                      (i) Except as may otherwise expressly be provided in this Agreement and in the absence of fraud or intentional misrepresentation by Buyer, no claim or indemnification arising out of or based upon any representation or warranty pursuant to Section 15(b) shall be made unless a claim arises and written notice pursuant to Section 15(c) is delivered to the indemnifying party on or prior to the end of the thirty-sixth month following Closing.

16.      BROKERS.

         Sellers and Buyer each represent and warrant to the other that no brokerage commission, finder's fee or other compensation is due or payable by reason of either's actions in the transactions contemplated hereby. Each party agrees to indemnify and hold the other harmless from and against any Damages incurred by the other by reason of any breach or inaccuracy of the representation and warranty contained in this Section 16. The parties' respective obligations under this Section 16 shall survive the termination of this Agreement.

17.      MISCELLANEOUS.

                  (a) Entire Agreement. Except for the other transaction documents expressly contemplated by this Agreement, this Agreement is the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to the matters contained in this Agreement. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement or with respect to any failure to perform in accordance therewith shall be set forth in writing and duly executed by or on behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

                  (b) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.

                  (c) Time of the Essence. Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.

                  (d) Notices. Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other or upon any title company or escrow holder hereunder shall be in writing and delivered by personal service (including express or courier service), by electronic communication whether by e-mail, telegram or telecopying (with confirmed receipt required), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to Sellers:    John E. Cavanaugh, President
                                    Gold Dust Motel, Inc.
                                    Post Office Box 2959
                                    Reno, Nevada  89509

                  With a copy to:   Paul A. Bible, Esq.
                                    Bible, Hoy & Trachok
                                    201 West Liberty Street
                                    Third Floor
                                    Reno, Nevada  89501
                                    Telecopy No.: (775) 786-7426

                  If to Buyer:      Black Hawk Gaming & Development Co., Inc.
                                    Post Office Box 21
                                    240 Main Street
                                    Black Hawk, Colorado  80422
                                    Attention:  Stephen R. Roark
                                    Telecopy No.: (303) 582-0239

                  With a copy to:   Samuel E. Wing, Esq.
                                    Jones & Keller, P.C.
                                    World Trade Center
                                    1625 Broadway, 16th Floor
                                    Denver, Colorado  80202
                                    Telecopy No.: (303) 893-6506

         Any party may change its address for notice by written notice given to the other in the manner provided in this Section 17(d). Any such communication, notice or demand shall be deemed to have been duly given or served on the date personally served, if by personal service, one
         (1) day after the date of confirmed dispatch, if by electronic communication, or on the date shown on the return receipt or other evidence of delivery, if mailed.

                  (e) No Other Representations. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.

                  (f) Saving Clause. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision which is not so material that it comprises the essence of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.

                  (g) Standards of Interpretation. (i) The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto for any reason (including by virtue of the fact that this Agreement may have been drafted or prepared by counsel for one of the parties, it being recognized that both Buyer and Sellers, and their respective counsel, contributed materially and substantially to the preparation of this Agreement). Wherever the words "include" or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner as though the words "without limitation" immediately followed the same. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement; and (ii) the representations and warranties contained in Section 4 above, and elsewhere in this Agreement, shall in each and every event whereby an exercise of discretion or a statement to the "best knowledge", "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith, with due diligence, to the best efforts of each such party and be exercised always in a reasonable manner and within reasonable times.

                  (h) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by or on behalf of any party to this Agreement in connection herewith shall survive the execution and delivery of this Agreement for a period of thirty-six months following the Closing.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to conflicts of law principles. Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of this Agreement shall be brought by and against the parties in the United States District Court for the District of Nevada in Reno, Nevada or, in the event that the dollar jurisdictional amount for federal court jurisdiction is not met, then such action shall be brought in the Court in Washoe County, Nevada, and each of the parties hereto hereby consents to the jurisdiction of such courts in any such action or proceeding and waives any objection to venue laid therein.

                  (j) Remedies. The limitation of remedies contained in Sections 11(d)(vi), 13 and 14 is not intended to restrict any other legal remedies the parties may have against each other arising under this Agreement.

                  (k) Attorneys' Fees. If any action is brought by either party against the other party hereunder, the prevailing party shall be entitled to recover from the other party reasonable attorneys' court costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of this Agreement, the term "attorneys' fees" or "attorneys' fees and costs" shall mean the fees and expenses of counsel to the parties hereto, which may include printing, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

                  (l) Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their legatees, legal representatives, executors or administrators, respective transferees, successors, and assigns; provided, however, that neither this Agreement nor any of the rights or obligations of Sellers or Buyer hereunder shall be transferred or assigned, without the prior written consent of the other party; provided Buyer shall have the right to assign all of its right, title and interest under this Agreement to any Subsidiary of Buyer at any time prior to the Closing, whereupon such assignee shall succeed to all of the rights and obligations of Buyer hereunder but Buyer shall nevertheless remain liable for all its obligations hereunder.

                  (m) Exhibits. All Exhibits and Schedules attached hereto are incorporated herein by reference. All Exhibit, Schedule and Section references in this Agreement refer to the sections of and the schedules and exhibits attached to this Agreement, unless the context clearly indicates otherwise.

                  (n) No Joint Venture. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being, the intention of the parties to merely create the relationship of Sellers and Buyer with respect to the property to be conveyed as contemplated hereby.

                  (o) No Recording. This Agreement shall not be recorded or filed in the public land or other public records of any jurisdiction by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.

                  (p) Bulk Sales. The parties hereto waive compliance with all applicable bulk sales laws, including, without limitation, the Uniform Commercial Code Bulk Transfer provisions.


                       [SIGNATURES CONTAINED ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                         COMPANY:
SHAREHOLDER:                             GOLD DUST MOTEL, INC.


 /s/ John E. Cavanaugh                   By: /s/ John E. Cavanaugh
-------------------------------             ------------------------------------
John E. Cavanaugh
                                         Its: President

                                         BLACK HAWK GAMING & DEVELOPMENT
                                         COMPANY, INC.



                                         By: /s/ Stephen R. Roark
                                             -----------------------------------
                                         Its: President


                       [SIGNATURES CONTAINED ON NEXT PAGE]

APPROVED and ACCEPTED:

         For valuable consideration, I hereby consent to this Agreement and I agree to be bound by its terms and conditions. I further agree to execute any and all documents, deeds, conveyances or other instruments necessary to consummate the transactions and acts described herein.



/s/ Leslie A. Cavanaugh
------------------------
Leslie A. Cavanaugh, wife of John E. Cavanaugh

                                 EXHIBIT INDEX





Exhibit No.                   Description
-----------                   -----------
1             Assignment of Equipment Leases and Contracts

2             Assignment of Piazzo Lease

3             Assignment of Sierra Development Operating Lease

4             Assignment of Tradenames

5             Assignment of Warehouse Lease

6             Buyer Assumed Liabilities

7             Buyer Assumption and Indemnity Agreement

8             Cavanaugh Lease Cancellation Agreement

9A            Deed

9B            EBITDA Calculation Schedule

10A           Equipment Leases and Contracts

10B           Equipment re: Purchase Deposit or form of letter of credit

11            Gold Dust Bill of Sale

12            Gold Dust Operating Assets

13            Joint Closing Instructions

14            Premises

15            Purchased Assets

16            Retained Assets

17            Retained Payables

18            Shareholder's Bill of Sale

19            Title Report

20            Allocation of Purchase Price Among the Assets

21A          Form of Confidentiality and Non-Competition Agreement--John E.
             Cavanaugh

21B          Form of Confidentiality and Non-Competition Agreement--
             Gold Dust Motel, Inc.

                                LIST OF SCHEDULES
                                       TO
                            ASSET PURCHASE AGREEMENT

Schedule No.                  Description
------------                  -----------

4(c)(i)      Exceptions to compliance

4(c)(ii)     Exception to legal proceedings

4(c)(iii)    Exceptions to investigations

4(d)         Exceptions to consents and approvals

4(e)         Exceptions to labor matters

4(f)         Exceptions to title

4(g)         Exceptions re: environmental issues

4(k)         No material adverse change

4(m)         Employee benefit plans

4(u)         Pending insurance claims

4(v)         Pending legal proceedings

5(b)         Severance and bonus agreements

6(a)(i)      Sellers' Certificate

6(a)(vi)     Opinion of Bible, Hoy & Trachok

6(b)(ii)     Buyer's Certificate

6(b)(viii)   Opinion of Jones & Keller, P.C.

                                 ADDENDUM NO. 1
                                       TO
                            ASSET PURCHASE AGREEMENT



     This Addendum No. 1 to the Asset Purchase Agreement dated January 7, 2000 is executed simultaneously therewith by and between Gold Dust Motel, Inc., John
E. Cavanaugh and Black Hawk Gaming & Development Company, Inc.

               12. References to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act) and to the Workers Adjustment Retraining and Notification Act (WARN Act) are hereby deleted since the parties believe neither Act is applicable to the transactions contemplated in the Asset Purchase Agreement (Agreement). If prior to closing the Agreement circumstances cause the parties to believe that compliance with either or both Acts is required, they shall proceed as set forth in the Agreement.

               13. Sections 6(a)(iii) and 6(b)(v) of the Agreement are hereby deleted and will be deemed to be conditions to closing only if required based on circumstances described in the last sentence of paragraph 1 above.

               14. Except as modified herein, all terms and conditions in the Agreement continue in full force and effect.

                                                GOLD DUST MOTEL, INC., a Nevada
                                                corporation, dba GOLD DUST WEST


                                                By /s/ John E. Cavanaugh
                                                   ----------------------------
                                                   JOHN E. CAVANAUGH, President



                                                /s/ John E. Cavanaugh
                                                -------------------------------
                                                JOHN E CAVANAUGH



                                                BLACK HAWK GAMING &
                                                DEVELOPMENT COMPANY, INC.,
                                                a Colorado corporation


                                                By /s/ Stephen R. Roark
                                                   ----------------------------
                                                   STEPHEN R. ROARK, President